UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NATIONWIDE HEALTH PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 24, 2007

To the Stockholders:

The annual meeting of stockholders of Nationwide Health Properties, Inc. will be held at the Conference Center at 610 Newport Center Drive, Newport Beach, California, on Tuesday, April 24, 2007, at 1:00 p.m. local time. At the meeting, stockholders will act on the following matters:

(1)	Election of three directors, each for a term of three years;

(2)	To consider and vote upon a proposal to amend the Company’s charter to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares;

(3)	To consider and vote upon a proposal to amend the Company’s charter to augment, enhance and clarify provisions concerning stock ownership restrictions to protect the Company’s status as a qualified real estate investment trust under U.S. federal income tax law;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the calendar year ending December 31, 2007; and

(5)	Any other matters that may properly come before the meeting.

Stockholders of record at the close of business on March 2, 2007 are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting.

By Order of the Board of Directors

Douglas M. Pasquale President and Chief Executive Officer

March [ ], 2007

Newport Beach, California

-i-

(continued)

Page
ITEM 3—PROPOSED AMENDMENT TO STRENGTHEN COMPANY STOCK OWNERSHIP RESTRICTIONS TO PROTECT THE COMPANY’S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT TRUST UNDER U.S. FEDERAL INCOME TAX LAW	32

REPORT OF THE AUDIT COMMITTEE	34

ITEM 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS	35

OTHER MATTERS	35

ADDITIONAL INFORMATION	36

-ii-

NATIONWIDE HEALTH PROPERTIES, INC.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

PROXY STATEMENT

The Board of Directors of Nationwide Health Properties, Inc. (the “Company”) is soliciting the enclosed proxy for use at our annual meeting of stockholders to be held on April 24, 2007, beginning at 1:00 p.m., Pacific time, at the Conference Center, 610 Newport Center Drive, Newport Beach, California, and at any time and date to which the annual meeting may be properly adjourned or postponed. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders describe the purposes of the annual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about March [ ], 2007 to all stockholders entitled to notice of and to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including: the election of directors; the proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended (the “Charter”), to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares; the proposal to amend the Company’s Charter to augment, enhance and clarify provisions concerning stock ownership restrictions in order to protect the Company’s status as a qualified real estate investment trust under U.S. federal income tax law; and to ratify the appointment of Ernst & Young as the Company’s independent accountants for the calendar year ending December 31, 2007. In addition, the Company’s management will report on the performance of the Company during 2006 and respond to questions from the stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 2, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any time and date to which the annual meeting may be properly adjourned or postponed. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, [            ] shares of common stock of the Company were outstanding. For purposes of determining the existence of a quorum, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. You may also vote over the telephone or internet by following the instructions on the proxy card. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card or otherwise vote in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you are a registered stockholder, or if you are a “street name” stockholder and obtain a proxy form from your broker or other institution holding your shares, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth, together with the description of all proposals, in this Proxy Statement. In summary, the Board unanimously recommends a vote FOR election of the nominated slate of directors (see page 5); FOR the approval of the proposal to amend the Company’s Charter to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares (see page 31); FOR the approval of the proposal to amend the Company’s Charter to augment, enhance and clarify provisions concerning stock ownership restrictions in order to protect the Company’s status as a qualified real estate investment trust under U.S. federal income tax law (see page 32); and FOR ratification of the appointment of Ernst & Young as the Company’s independent accountants for calendar year ending December 31, 2007 (see page 35).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of two-thirds of the outstanding shares of common stock of the Company is required for approval of the amendment of the Company’s Charter to increase the number of authorized shares of common stock of the Company.

The affirmative vote of 90% of the outstanding shares of common stock of the Company is required for approval of the amendment of the Company’s Charter to augment, enhance and clarify provisions concerning stock ownership in order to protect the Company’s status as a qualified real estate investment trust under U.S. federal income tax law.

The affirmative vote of a majority of the votes cast at the meeting is required to ratify of the appointment of Ernst & Young as the Company’s independent accountants for the calendar year ending December 31, 2007.

If you hold your shares in “street name” through a broker or other nominee, the New York Stock Exchange rules permit your broker or nominee to exercise voting discretion with respect to Item 1, Item 2, Item 3 and Item 4 without receiving instructions from you, the beneficial owner. Thus, if you do not give your broker or nominee specific instructions, your shares may nevertheless be voted on those matters and will be counted for purposes of determining the outcome of such matters. If, however, your broker or nominee indicates on the proxy that it does not have discretionary power to vote shares on a particular matter, then those shares, while still considered as represented at the meeting for quorum purposes, will not be considered as voting for purposes of determining the outcome of that matter. Thus, for purposes of Item 2 and Item 3, a broker non-vote will have the same effect as a vote against the matter, and for purposes of Item 1 and Item 4, a broker non-vote will be disregarded for purposes of determining the outcome of the matter.

Abstentions do not constitute a vote “for” or “against” any matter. Thus, abstentions will be disregarded in the calculation of a plurality (for purposes of the election of directors in Item 1) or votes cast (for purposes of the ratification of auditors in Item 4), but will have the same effect as a vote against the proposed amendments to the Company’s Charter in Item 2 and Item 3.

What is the Company’s policy with respect to Board member attendance at annual meetings of stockholders?

Board members are encouraged to attend the Company’s annual meeting of stockholders. All of the Company’s eight Board members attended the 2006 annual meeting of stockholders.

How may I obtain a separate set of proxy materials or request a single set for my household?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2006 Form 10-K and Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by writing to us at the address below:

Nationwide Health Properties, Inc.

Attn: Investor Relations

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above to request delivery in the future of a single copy of these materials.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

The following table sets forth the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock at December 31, 2006:

Beneficial Owner	Common Stock Beneficially Owned		Percent of Outstanding Shares
Cohen & Steers, Inc. 280 Park Avenue, 10th Floor New York, NY 10017	9,097,855	(1)	10.55%

ING Groep N.V. Amstelveenseweg 500 1081 KL Amsterdam The Netherlands	9,070,370	(2)	10.52%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,681,537	(3)	5.43%

(1)	Cohen & Steers, Inc., together with its wholly-owned subsidiary Cohen & Steers Capital Management, Inc., had sole dispositive power with respect to 9,097,855 shares and sole voting power with respect to 8,942,255 shares. Information is based on filings by Cohen & Steers, Inc. with the Securities and Exchange Commission.
(2)	ING Groep N.V., together with its wholly-owned indirect subsidiary ING Clarion Real Estate Securities, L.P., had sole dispositive power with respect to 9,070,370 shares and sole voting power with respect to 9,070,370 shares. Information is based on filings by ING Groep N.V. with the Securities and Exchange Commission.
(3)	The Vanguard Group, Inc. had sole dispositive power with respect to 4,681,537 shares. The Vanguard Group, Inc., through its wholly-owned subsidiary Vanguard Fiduciary Trust Company (“VFTC”), had sole voting power with respect to 142,296 shares held in collective trust accounts for which VFTC serves as investment manager. Information is based on filings by The Vanguard Group, Inc. with the Securities and Exchange Commission.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company’s directors, the executive officers of the Company named in the Summary Compensation Table below, and all current directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 2, 2007.

STOCK OWNERSHIP

Name	Aggregate Number of Shares Beneficially Owned(1)	Acquirable Within 60 Days(2)	Percent of Shares Outstanding(3)
R. Bruce Andrews	139,866	325,653	*
David R. Banks	42,500	—	*
Donald D. Bradley	39,111	70,000	*
William K. Doyle	25,236	—	*
Abdo H. Khoury	26,407	12,250	*
Charles D. Miller	112,800	—	*
Douglas M. Pasquale	83,356	89,178	*
Robert D. Paulson	19,858	—	*
Keith P. Russell	12,000	—	*
Jack D. Samuelson	86,232	—	*
David E. Snyder	7,188	10,000	*
All current directors and executive officers as a group (11 persons)	594,554	507,081	1.3%

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company’s directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•	Mr. Doyle – 148 shares held by his son and 3,937 shares held by various trusts.

•	Mr. Pasquale – 5,500 shares held by his wife and 3,450 shares held by his two sons.

•	Mr. Paulson – 7,858 shares held by his son’s and daughter’s trust.

Unvested restricted stock included in the table is 4,000 for each of Messrs. Andrews, Banks, Doyle, Miller, Paulson, Russell and Samuelson, 17,033 for Mr. Bradley, 14,482 for Mr. Khoury, 43,968 for Mr. Pasquale, 4,664 for Mr. Snyder, and 108,147 for all current directors and executive officers as a group. The information in the table does not include any restricted stock units granted to directors or executive officers.

(2)	Reflects shares that could be purchased by exercise of options on March 2, 2007 or within 60 days thereafter under the Company’s stock option plan.
(3)	Based on the number of shares outstanding at and acquirable within 60 days of March 2, 2007.
*	Reflects beneficial ownership of less than one percent of the outstanding common stock of the Company.

Please see the section below entitled “Compensation Discussion and Analysis—Stock Ownership Guidelines” for a discussion of the stock ownership guidelines applicable to officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings with the Securities and Exchange Commission, the Company believes that all of the Company’s directors and executive officers complied during 2006 with the reporting requirements of Section 16(a) of the Securities Act of 1934.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years.

The current term of the office of directors in each class expires as follows:

•	Class II expires at the 2007 annual meeting

•	Class III expires at the 2008 annual meeting

•	Class I expires at the 2009 annual meeting

The Board of Directors proposes that the nominees described below under the description “Directors Standing for Election,” each of whom is currently serving as a Class II director, be elected for a term of three years and until his respective successor is duly elected and qualified.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

VOTE REQUIRED

A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

APPROVAL OF THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW

Directors Standing for Election

Class II Directors

David R. Banks	Director since 1985

Mr. Banks, 70, is the retired Chairman and Chief Executive Officer of Beverly Enterprises, Inc., an operator of nursing facilities and rehabilitation clinics. He joined Beverly Enterprises, Inc. as President and Chief Operating Officer in October 1979; was elected President and Chief Executive Officer in May 1989, and was elected Chairman, President and Chief Executive Officer in March 1990; and served as Chairman from March 1990 until his retirement in December 2001. He was a Director of Beverly Enterprises, Inc. from September 1979 through December 2001. Mr. Banks is a director of Ralcorp Holdings.

Douglas M. Pasquale	Director since 2003

Mr. Pasquale, 52, has served as President and Chief Executive Officer of the Company since April, 2004 and as Executive Vice President, Chief Operating Officer and a Director of the Company since November 2003. Mr. Pasquale served as the Chairman and Chief Executive Officer of ARV Assisted Living, an operator of assisted living facilities, from December 1999 to September 2003. From April 2003 to September 2003, Mr. Pasquale concurrently served as President and Chief Executive Officer of Atria Senior Living Group. From March 1999 to December 1999, Mr. Pasquale served as the President and Chief Executive Officer at ARV, and he served as the President and Chief Operating Officer at ARV from June 1998 to March 1999. Previously, Mr. Pasquale served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International—North America a hotel ownership and hotel management company from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. Mr. Pasquale is a member of the Executive Board of the American Seniors Housing Association (ASHA) and is a director of Alexander & Baldwin, Inc.

Jack D. Samuelson	Director since 1994

Mr. Samuelson, 82, co-founded Samuelson Brothers, a real estate developer and contracting firm, in 1946, and has served as its President and Board Chairman since 1957. Mr. Samuelson is also a Director of Westaff, an international temporary help company. He is a Trustee of the educational institutions Occidental College and Fuller Seminary. He is a past Chairman of Hollywood Medical Center and the Institute of Critical Care Medicine. He serves several non-profit housing companies: Director of Southern California Presbyterian Homes and Beacon Affordable Housing Enterprises.

Directors Continuing in Office

Class I Directors

William K. Doyle	Director since 2000

Mr. Doyle, 60, has been the Managing Partner of Kerlin Capital Group, LLC, a private investment bank based in Los Angeles, California, since he founded it in December 1994. Mr. Doyle has been an investment banker for more than 30 years and has been affiliated with major investment banking firms as a Managing Director, including Lehman Brothers and Smith Barney where he was involved in capital raising transactions for ten different REITs. Mr. Doyle is also a Director of The Air Group, Inc.

Robert D. Paulson	Director since 2002

Mr. Paulson, 61, has been the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm since he founded it in June 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm. At McKinsey, Mr. Paulson served as the Los Angeles Office Manager, led the Global Aerospace and Defense Practice, and was twice elected to McKinsey’s Board of Directors. Mr. Paulson currently serves as a director of Ducommun Inc.; Forgings International, LP; Wesco Aircraft Hardware, Inc.; and the Grand Teton Music Festival.

Keith P. Russell	Director since 2002

Mr. Russell, 61, has been the President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals and families, since April 2001. Mr. Russell retired in March 2001 as the Chairman of Mellon West, a fiduciary bank, and Vice Chairman of Mellon Financial Corporation, a fiduciary bank. Prior to his position as Chairman of Mellon West, Mr. Russell was Vice Chairman and Chief Risk Officer of Mellon Bank Corporation from June 1992 to April 1996. Mr. Russell is the former President and Chief Operating Officer, and a Director, of Glenfed/Glendale Federal Bank. Before joining Glendale Federal Bank in 1983, Mr. Russell served as a Senior Vice President and Deputy Administrator of the Subsidiary Group of Security Pacific Corporation. Mr. Russell is a Director of Countrywide Financial Corporation; Countrywide Bank (an independent subsidiary of Countrywide); Forrest Binkley Brown Capital Partners, a venture capital firm; and Sunstone Hotel Investors, Inc., a real estate investment trust.

Class III Directors

R. Bruce Andrews	Director since 1989

Mr. Andrews, 66, served as President and Chief Executive Officer of the Company from September 1989 until his retirement in April 2004. He had previously served as a Director of American Medical International, Inc., a hospital management company, and served as its Chief Financial Officer from 1970 to 1985 and its Chief Operating Officer in 1985 and 1986. Mr. Andrews is a director of Thomas Properties Group, Inc., a full-service real estate operating company.

Charles D. Miller	Director since 1985

Mr. Miller, 79, is the retired Chairman and Chief Executive Officer, but continues as a Director Emeritus, of Avery Dennison Corporation, a manufacturer of self-adhesive materials, labels, and office products, where he held various executive positions since 1964. He is a member of the Board of Directors of the Amateur Athletic Foundation of Los Angeles, the Los Angeles Sports Council, a Trustee of Southern California Public Radio, KPCC, and a Trustee Emeritus of Johns Hopkins University.

How are directors compensated?

Director Compensation Table - Calendar 2006

The following table presents information regarding the compensation paid during 2006 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to any director who is also one of our employees is presented below in the “Summary Compensation Table - Calendar 2006” and the related explanatory tables. Such employee-directors are generally not entitled to receive additional compensation for their services as directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2)(3) (c)	Change in Pension Value ($)(4) (d)	Total ($) (e)
William K. Doyle	69,000	20,964	—	89,964
Robert D. Paulson	61,666	20,964	—	82,630
Keith P. Russell	73,500	20,964	—	94,464
David R. Banks	66,333	20,964	—	87,297
Jack D. Samuelson	66,500	20,964	—	87,464
R. Bruce Andrews	47,500	20,964	—	68,464
Charles D. Miller	85,500	20,964	—	106,464

(1)	The amounts reported in Column (c) above reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards granted to Non-Employee Directors were forfeited during 2006. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (c) above, please see the discussion of stock awards contained in Note 13 (Stock Incentive Plan) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report on Form 10-K filed with the SEC, which note is incorporated herein by reference.
(2)	As described below, we granted each of our Non-Employee Directors an award of 3,000 shares of restricted stock during 2006. Each of these restricted stock awards had a value of $68,610 on the grant date. See footnote (1) above for the assumptions used to value these awards. No option awards were granted to our Non-Employee Directors during 2006.
(3)	The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each of our Non-Employee Directors as of December 31, 2006. Mr. Andrews’ outstanding stock options were granted to him while he was employed as our President and Chief Executive Officer and do not represent compensation to him for services as a director.

Director	Number of Shares Subject to Outstanding Options as of 12/31/06	Number of Unvested Shares of Restricted Stock as of 12/31/06
William K. Doyle	—	7,000
Robert D. Paulson	—	7,000
Keith P. Russell	—	7,000
David R. Banks	—	7,000
Jack D. Samuelson	—	7,000
R. Bruce Andrews	325,653	5,000
Charles D. Miller	—	7,000

(4)	During 2006, the actuarial present value of each Non-Employee Director’s accumulated benefit under the Company’s Retirement Plan for Directors decreased by the following amounts: Mr. Doyle ($982), Mr. Paulson ($463), Mr. Russell ($463), Mr. Banks ($8,749), Mr. Samuelson ($3,424), Mr. Andrews ($128) and Mr. Miller ($8,749).

Director Compensation

Compensation for Non-Employee Directors during 2006 generally consisted of an annual retainer, fees for attending meetings, and an annual equity award. Each Non-Employee Director also participates in the Company’s Retirement Plan for Directors.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of meeting fees and annual retainers for each Non-Employee Director in effect during 2006:

Type of Fee	Dollar Amount
Annual Board Retainer	$25,000
Additional Annual Retainer to Chairman of the Board	$50,000
Additional Annual Retainer to Audit and Investment Committee Chairman	$15,000
Additional Annual Retainer to Compensation Committee Chairman	$10,000
Additional Annual Retainer to Capital Planning Committee Chairman and Corporate Governance Committee Chairman	$5,000
Fee for each Board meeting attended, including adjourned meetings	$1,500
Fee for each Board Committee meeting attended, including adjourned meetings	$1,000

All Non-Employee Directors are reimbursed for out-of-pocket expenses they incur serving as directors.

Annual Equity Awards

Under our Non-Employee Director compensation policy as in effect in 2006, our Non-Employee Directors were granted an annual award of 3,000 shares of restricted stock under the Company’s 2005 Performance Incentive Plan in January 2006. Subject to each Non-Employee Director’s continued service as a director, each award vests as to one-third of the total shares of restricted stock subject to the award on each of the first, second and third anniversaries of the grant date. Pursuant to the terms of the 2005 Performance Incentive Plan, restricted stock granted to our Non-Employee Directors may vest on an accelerated basis in connection with a change in control of the Company. Prior to the time they become vested, shares of restricted stock generally may not be transferred, sold or otherwise disposed of.

Upon the termination of a Non-Employee Director’s services as a director, any then-unvested shares of restricted stock will be forfeited to the Company. Non-Employee Directors are not entitled to any payment with respect to restricted stock that is forfeited to the Company.

Non-Employee Directors are entitled to cash dividends on shares of restricted stock at the same rate that the Company pays dividends on all of its common stock. No future dividends will be paid on shares of restricted stock that are forfeited to the Company; however, Non-Employee Directors will be entitled to retain any dividends paid on shares of restricted stock prior to forfeiture.

Each Non-Employee Director’s restricted stock award was granted under, and is subject to the terms of, the 2005 Performance Incentive Plan. The Board of Directors administers the plan as to Non-Employee Director awards and has the authority to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding restricted stock awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Retirement Plan for Directors

Each Non-Employee Director participates in the Company’s Retirement Plan for Directors, which was frozen as of December 31, 2005. No new years of service and no new directors will be added to the plan after that date. Under the terms of the plan, Non-Employee Directors whose services as a director terminate for any reason are entitled to receive an annual retirement benefit from the Company equal to the aggregate annual retainer in effect at the time of the Non-Employee Director’s termination of services as a director. Increases in the annual retainer that take effect after a Non-Employee Director’s termination of services as a director will automatically increase the annual retirement benefit. The annual retirement benefit will be paid for a period equal to the number of years (as of December 31, 2005) that the Non-Employee Director served as a director. Upon the death of a Non-Employee Director, any remaining benefits under the plan will be paid to the Non-Employee Director’s designated beneficiary in accordance with the same payment schedule described above until receipt of the maximum benefit to which the Non-Employee Director would have been entitled had the Non-Employee Director survived.

The following table presents information regarding the present value of accumulated benefits that may become payable to the Non-Employee Directors under the Retirement Plan for Directors as of December 31, 2006:

Name (a)	Number of Years Credited Service (as of December 31, 2005) (#)(1) (b)	Present Value of Accumulated Benefit (as of December 31, 2006) ($)(1) (c)
William K. Doyle	6	136,258
Robert D. Paulson	4	93,643
Keith P. Russell	4	93,643
David R. Banks	21	383,591
Jack D. Samuelson	12	249,243
R. Bruce Andrews	2	48,282
Charles D. Miller	21	383,591

(1)	The years of credited service shown in the table above is presented as of December 31, 2005 because the plan was frozen as of that date with respect to years of credited service. The present value of accumulated benefits shown in the table above is presented as of December 31, 2006, assuming that each Non-Employee Director retires from the Board of Directors on December 31, 2006 and that benefits are paid out in accordance with the terms of the plan described above. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 15 (Pension Plan) to the Company’s Consolidated Financial Statements, each included as part of the Company’s 2006 Annual Report on Form 10-K filed with the SEC, which note is incorporated herein by reference.

How often did the Board meet during 2006?

The Board of Directors met seven times during 2006. Each Director attended more than 90% of the total number of meetings of the Board and Committees on which he served.

What Committees has the Board established?

The Company’s Board composition and Committees are as follows:

BOARD COMPOSITION

Name	Audit Committee	Capital Planning	Compensation Committee	Corporate Governance Committee	Investment Committee
Charles D. Miller*, Chairman
Douglas M. Pasquale, President & Chief Executive Officer
R. Bruce Andrews, Retired Chief Executive Officer		X			X
David R. Banks*	X		X	Chair	X
William K. Doyle*		Chair	X	X	X
Robert D. Paulson*	X		Chair		X
Keith P. Russell*	Chair**	X		X	X
Jack D. Samuelson*	X				Chair

*	Independent Director, as defined in the NYSE listing standards applicable to the Company and as determined by the Board in accordance with the Company’s Corporate Governance Principles.
**	The Board has determined that Mr. Russell is qualified as an Audit Committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

How may I view committee charters?

Each of the Company’s Committees has a written charter which is available on the Company’s website at www.nhp-reit.com.

Audit Committee. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, accounting and financial reporting processes and audits of the Company’s financial statements, systems of internal accounting and financial controls, independence, qualifications and performance of the independent auditors, performance of the internal audit function and compliance with the Company’s Business Code of Conduct & Ethics and applicable legal and regulatory requirements. Our common stock is listed on the New York Stock Exchange and is governed by its listing standards. All members of the Audit Committee meet the independence standards of the New York Stock Exchange and are independent within the meaning of SEC regulations. The Audit Committee met four times in 2006.

Capital Planning Committee. The Capital Planning Committee acts as the standing pricing committee of the Board in connection with the issuance of the Company’s securities, and assists the Board in its oversight of capital strategies, the Company’s credit line and liquidity, the structure of the Company’s balance sheet, the Company’s cost of capital, debt provisions and maturities and credit agency ratings. The Capital Planning Committee met six times in 2006.

Compensation Committee. The Compensation Committee of the Board is comprised of three members of the Board, each of whom the Board has determined, in accordance with its categorical standards, is independent under the rules of the New York Stock Exchange. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee establishes the general compensation policies of the Company, reviews and approves compensation of the executive officers of the Company and oversees all of the Company’s employee benefit plans. The Compensation Committee met eight times in 2006.

The Board has adopted a charter setting forth the purpose of and other matters pertaining to the Compensation Committee. Pursuant to its charter, the Compensation Committee has the authority to review and determine the compensation paid to our senior executive officers. The Compensation Committee generally determines each officer’s compensation following an annual review of the officer’s performance relative to the Company’s goals and objectives. The Compensation Committee also reviews and determines the compensation paid to our Non-Employee Directors. Pursuant to its charter, the Compensation Committee can delegate any of its responsibilities to subcommittees or outside advisors as the Compensation Committee may deem appropriate.

Except as described below, our executive officers, including the Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers. However, our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Officers.

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Officers). In 2004, the Compensation Committee retained FPL Associates, L.P. (“FPL”), as an independent compensation consultant, to assist the Compensation Committee in designing a long-term incentive program and in determining the appropriate compensation levels for senior executive officers for 2004 through 2006. FPL did not provide any consulting services during 2006. In 2006, the Compensation Committee retained Frederic W. Cook & Company, Inc. (“FW Cook”), a nationally recognized independent compensation consultant, to review and identify our appropriate peer group companies, to obtain and evaluate current executive compensation data for these peer group companies, to make recommendations to the Compensation Committee regarding the base salary and bonus levels of Named Officers for 2006 in light of the compensation data for our peer group companies and to assist it in designing a new long-term incentive program and determining the appropriate compensation levels for our senior executive officers for 2007 and after.

Corporate Governance Committee. In addition to its other duties, the Corporate Governance Committee serves as the Company’s nominating committee. The Corporate Governance Committee assists the Board in identifying qualified individuals to become Directors, determining the composition of the Board and its Committees, facilitating the evaluation of the Board’s overall effectiveness, and considering corporate governance matters, including monitoring the implementation and maintenance of the Company’s Corporate Governance Principles. All members of the Corporate Governance Committee are independent within the rules prescribed by the New York Stock Exchange. The Corporate Governance Committee met three times in 2006.

The Corporate Governance Committee, with the approval of the full Board of Directors, has established the following minimum criteria for evaluating prospective board candidates:

1.	Reputation for integrity, strong moral character and adherence to high ethical standards.

2.	Commitment to understand the Company and its business, industry and strategic objectives.

3.	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, and to generally fulfill all responsibilities as a director of the Company.

4.	Willingness within three to five years after first becoming a director to invest (directly or indirectly through grants of restricted stock under plans of the Company) at least five times the amount of the annual Board retainer fee in the Company’s common stock, and a willingness to retain that or an equivalent investment in the Company as long as he is a director.

5.	Holds or has held a generally recognized position of leadership, and has demonstrated high levels of accomplishment.

6.	Willingness to agree not to serve on more than four boards of other public companies.

The Corporate Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

1.	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

2.	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

The Corporate Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Corporate

Governance Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s Proxy Statement for the subject annual meeting. The written materials must include (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including age, a business and residence address) and a statement as to the individual’s qualifications, with a focus on the criteria described above; and (4) the class, series and number of shares of Company stock that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition. The Corporate Governance Committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Corporate Governance Committee from any other source.

The nomination of existing directors is not automatic, but is based on continuing qualification under the criteria set forth above. For incumbent directors standing for re-election, the Corporate Governance Committee will consider the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. A retirement age of 75 for directors has been adopted by the Board in 2007. The retirement age for a director, however, may be waived at the Board’s discretion when it determines that it is in the best interests of the Company for such director to continue to serve on the Board past age 75. The Board waived this requirement in connection with the nomination of Mr. Samuelson to serve an additional three year term as a director.

The number of officers or employees of the Company serving at any time on the Board will be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and New York Stock Exchange rules.

After reviewing appropriate biographical information and qualifications, qualified candidates will be interviewed by members of the Corporate Governance Committee, the Chairman of the Board, and the Chief Executive Officer.

The Corporate Governance Committee Charter sets forth the Company’s corporate governance guidelines. In addition, the Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees, known as the Business Code of Conduct and Ethics. As mentioned above, the Corporate Governance Committee Charter and the accompanying governance guidelines are available on the Company’s website at www.nhp-reit.com, as is the Company’s Business Code of Conduct and Ethics. In addition, stockholders may request free printed copies of the Corporate Governance Committee Charter and the Business Code of Conduct and Ethics from:

Nationwide Health Properties, Inc.

Attn: Investor Relations

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

Investment Committee. The Investment Committee has the power to recommend and/or approve the Company’s investments and reviews the Company’s investment risk policies. The Investment Committee has authority to approve investments at pre-established investment levels, while investments in excess of such limits require Board approval. The Investment Committee met eight times in 2006.

How may I communicate with NHP’s non-management directors?

You may submit an e-mail to NHP’s Board at CorporateGovernance@nhp-reit.com. These communications may be submitted on a confidential or anonymous basis if you so desire and (1) will be forwarded by NHP’s compliance officer to the appropriate Directors for their review; (2) will be reviewed and addressed by the Audit Committee; and (3) will be reported to the Board of Directors on a quarterly basis. Mr. Charles D. Miller, an independent director and Chairman of the Company’s Board of Directors, presides at the executive sessions of non-management directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board of directors has adopted a Business Code of Conduct & Ethics, which applies to all employees, including our Chief Executive Officer, Chief Financial and Portfolio Officer, Chief Investment Officer, Vice Presidents and Directors. The Business Code of Conduct & Ethics is posted on our website at www.nhp-reit.com. The Business Code of Conduct & Ethics describes the Company’s policies and standards for protecting the Company’s integrity and provides guidance to the Company’s employees, officers and directors in recognizing and properly resolving any ethical and legal issues that may be encountered while conducting the

Company’s business. The Company’s Business Code of Conduct & Ethics provides that no director or officer of the Company shall act on behalf of the Company as a principal in any transaction with a supplier, competitor or customer in which an affiliate of such director or officer is a principal, officer or representative in such transaction, without prior approval of the Audit Committee. It is the policy of the Audit Committee to review the terms and substance of any potential related party transaction for purposes of determining whether a waiver to the Business Code of Conduct & Ethics should be granted. There have been no waivers of the Business Code of Conduct & Ethics.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company, and the two other executive officers of the Company. These individuals are referred to as the “Named Officers” in this Proxy Statement.

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. The Company’s Chief Executive Officer, Douglas M. Pasquale, recommends to the Compensation Committee the base salary, annual bonus and long-term compensation levels for other Named Officers. In addition, Mr. Pasquale generally attends Compensation Committee meetings (except when such meetings are in executive session). None of the other Named Officers had any role in determining the compensation of other Named Officers.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our stockholders. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

•	Competition. Compensation should be market-derived and market-driven so that we can attract, retain and motivate qualified executives.

•	Multi-Year Focus. Some portion of the total compensation package should have a multi-year focus.

•	Alignment with Stockholder Interests. Compensation should have substantial linkage to stockholder interests and, where reasonably practicable, should be tied to variables that management can control.

•	Retention. Compensation should encourage appropriate executive retention.

•	Individual Performance. Compensation should be tied to individual performance and recognize exceptional individual performance.

As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual bonus opportunity, a long-term equity incentive opportunity, 401(k) retirement benefits, the ability to receive compensation on a deferred basis (with matching contributions and investment earnings), and severance protection for certain actual or constructive terminations of the Named Officers’ employment.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, retain and motivate qualified executives

Annual Bonus Opportunity	• Hold executives accountable for performance • Align executives’ interests with those of stockholders • Attract, retain and motivate qualified executives

Long-Term Equity Incentives	• Align executives’ interests with those of stockholders • Hold executives accountable for performance • Attract, retain and motivate qualified executives
401(k) Retirement Benefits	• Attract, retain and motivate qualified executives

Deferred Compensation Opportunities	• Attract, retain and motivate qualified executives

Severance and Other Benefits Upon Termination of Employment	• Attract, retain and motivate qualified executives

As illustrated by the table above, base salaries, 401(k) retirement benefits, deferred compensation opportunities and severance and other termination benefits are all primarily intended to attract, retain and motivate qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is generally not variable. We believe that in order to attract, retain and motivate top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of longer-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our annual bonus opportunity is primarily intended to hold executives accountable for performance, although we also believe it aligns Named Officers’ interests with those of our stockholders and helps us attract, retain and motivate executives. Our long-term equity incentives are primarily intended to align Named Officers’ interests with those of our stockholders, although we also believe they help hold executives accountable for performance and help us attract, retain and motivate executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Each Named Officer’s annual bonus opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance over one or more years.

As indicated above, in 2004, we retained FPL to review and identify our appropriate peer group companies and to assist us in determining the appropriate compensation levels for senior executive officers for 2004 through 2006. FPL did not provide any consulting services to the Company during 2006. In 2006, we retained FW Cook as our independent compensation consultant to review and identify our appropriate peer group companies, to obtain and evaluate current executive compensation data for these peer group companies, to make recommendations regarding the base salary and bonus levels of Named Officers for 2006 in light of compensation data for our peer group companies and to assist it in designing a new long-term incentive program and determining the appropriate compensation levels for our senior executive officers for 2007 and after. Based on the recommendations of FW Cook, as its peer group companies in 2006, the Company selected 13 healthcare REITs and 4 non-healthcare REITs that are reasonably similar to the Company in revenue size and market capitalization. We believe the peer group provides relevant comparative compensation data for the Company. While we review the compensation data for our peer group companies in determining the compensation levels of Named Officers, we do not set compensation levels by reference to any certain percentile or benchmark within our peer group companies. Rather, consistent with our compensation philosophies described above, our goal is to provide each Named Officer with a current executive compensation program that is market-derived and market-driven in light of the compensation paid to comparable executives at our peer group companies. In determining the appropriate levels of compensation to be paid to Named Officers, we do not generally factor in amounts realized from prior compensation.

Current Executive Compensation Program Elements

Base Salaries

Like most companies, our policy is to pay Named Officers’ base salaries in cash. To accommodate any Named Officers who may prefer to receive all or a portion of their base salaries on a deferred basis, we currently offer Named Officers the opportunity to elect to defer the receipt of up to 100% of their base salaries under the Company’s Deferred Compensation Plan described in the “Non-Qualified Deferred Compensation Plan” section below.

Other than our Chief Executive Officer, none of our Named Officers has an employment agreement or other contractual right to receive a fixed base salary. The Compensation Committee generally reviews and establishes the base salaries for each Named Officer in January of each year. Our general policy is to set base salaries that are market-derived and market-driven in light of base salaries paid to comparable executives at our peer group companies, a Named Officer’s individual performance during the prior fiscal year, a subjective assessment of the nature of the position, the contribution and experience of the executive and, for Named Officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. Based on our review, we determined that the appropriate base salary for each Named Officer for 2006 was the amount reported for such officer in Column (c) of the “Summary Compensation Table - Calendar 2006” below.

Annual Bonuses

The Company’s policy is to pay any annual bonuses the Named Officers may earn in cash. To accommodate any Named Officers who may prefer to receive all or a portion of any bonuses they may earn on a deferred basis, we offer Named Officers the ability to elect to defer up to 100% of their annual bonuses under the Deferred Compensation Plan described in the “Non-Qualified Deferred Compensation Plan” section below.

As mentioned above, two of our key compensation philosophies are that (i) compensation should have substantial linkage to stockholder interests, and where reasonably practical, should be tied to variables that management can control; and (ii) compensation should be tied to individual performance and should recognize exceptional individual performance. Consistent with these principles, each Named Officer’s annual bonus opportunity becomes earned based on the achievement of the performance criteria that we believe are the most determinative of the individual Named Officer’s performance during the year. The performance criteria used for determining a Named Officer’s annual bonus fall into one or more of the following three categories: (i) a corporate performance component (with specific factors including funds from operations (FFO) growth, return on investment, acquisition achievements, portfolio management, capital structure and capital cost, etc.); (ii) a business unit/function component; and (iii) an individual performance component (with specific factors including quality of work, teamwork and professional development). To align the Named Officers’ interests with those of the Company’s stockholders, a substantial weighting is given to the corporate component. The Chief Executive Officer’s annual bonus is weighted 90% for the corporate component and 10% for the individual performance component. Annual bonuses for all other Named Officers are weighted 50% for the corporate component, 40% for the business unit/function component and 10% for the individual performance component.

In determining Mr. Pasquale’s appropriate target annual bonus opportunity for 2006, the Compensation Committee considered Mr. Pasquale’s employment agreement, which provides for a target annual bonus equal to 75% of base salary (with the actual bonus ranging from 50% of target for performance at the threshold level to 150% of target for performance at the high level). The Compensation Committee also considered, and ultimately approved, FW Cook’s recommendation to the Compensation Committee to increase Mr. Pasquale’s target bonus opportunity for 2006 to 100% of base salary (with the actual bonus ranging from 50% of target performance at the threshold level to 200% of target for performance at the high level) in light of the bonus opportunities available to comparable executives at our peer group companies. As indicated above, none of the other Named Officers has an employment agreement or other contractual right to receive a fixed actual or target bonus for any given fiscal year. For each year, the Compensation Committee generally reviews and establishes target bonus opportunities for Named Officers in January of that year. In determining the appropriate target annual bonus opportunity for the other Named Officers in 2006, the Compensation Committee considered (i) the target and actual annual incentives awarded to comparable executives at our peer group companies, in line with our policy of providing market-derived and market-driven compensation; (ii) Mr. Pasquale’s recommendations; (iii) FW Cook’s recommendations; and (iv) a subjective determination of the Named Officer’s expected contributions to the Company. For 2006, the Compensation Committee determined that the appropriate target annual bonus opportunity for Named Officers at the Senior Vice President level was 75% of base salary (with the actual bonus ranging from 50% of target for performance at the threshold level to 200% of target for performance at the high level), and the appropriate target annual bonus opportunity for the Named Officer at the Vice President level was 60% of base salary (with the actual bonus ranging from 50% of target for performance at the threshold level to 150% of target for performance at the high level).

Based on an evaluation of the performance of the Company and each Named Officer in relation to the applicable strategic goals, we determined that the appropriate amount of each Named Officer’s annual bonus earned for 2006 was the amount reported for such officer in Column (d) of the “Summary Compensation Table—Calendar 2006” below.

Long-Term Equity Incentives

The Company’s policy is that the Named Officers’ long-term compensation should be directly linked to the value provided to our stockholders. Therefore, 100% of the Named Officers’ long-term compensation is currently awarded in the form of equity instruments that are in or valued by reference to our common stock. The following is a summary of the Company’s long-term equity incentive program in effect through 2006. The Company has implemented a new long-term equity incentive program for 2007, as further described below under “Subsequent Compensation Actions.”

Long-Term Equity Incentive Program. As mentioned above, two of our key compensation philosophies are that (i) compensation should be market-derived and market-driven and (ii) some portion of total compensation should have a multi-year focus. Consistent with these principles, the Company’s long-term equity incentive program is designed to utilize multi-year measures of performance, while still providing market competitive compensation by including annual grants of equity awards. Therefore, under the program in effect through 2006, at the end of each year and at the end of every three years, the Company evaluated its performance relative to specific targets and goals and determined the magnitude of equity-based awards that were granted to Named Officers.

For 2006, the annual award grants were based on the Company’s performance in the following three categories: (i) FFO and FFO per share; (ii) total stockholder return (“TSR”) of the Company; and (iii) TSR of the Company relative to the market-cap-weighted TSR of the companies (excluding the Company) comprising the NAREIT Healthcare Index as of January 1, 2006. For the three-year period ended December 31, 2006, the three-year award grants were based on the Company’s performance in the following two categories: (i) TSR of the Company; and (ii) TSR of the Company relative to the market-cap-weighted TSR of the companies (excluding the Company) comprising the NAREIT Healthcare Index as of January 1, 2004. Within each category of award, each of the performance measures was equally weighted, and “threshold,” “target” and “high” performance standards were established for each measure. In addition, a target value for each Named Officer’s annual and three-year award was established. The value of a Named Officer’s actual annual or three-year award was determined based on performance within each measure and the applicable weighting of the measure. For example, performance at target within each performance measure resulted in an award equal to the Named Officer’s target award value. Performance at threshold or high within each performance measure resulted in an award equal to 50% or 150%, respectively, of the Named Officer’s target award value. Under the program, the Company retained the discretion to increase an award by up to 25% of a Named Officer’s target award value if we determined that additional recognition was merited, even if the threshold performance measures were not met with respect to the award.

Awards granted under the Company’s long-term incentive program were historically made in the form of restricted stock; however, the annual award for 2006 and the three-year award for the period ended December 31, 2006 were made in the form of restricted stock units. The number of restricted stock units granted was determined based on the value of the award (calculated as described in the preceding paragraph) divided by the fair market value of our common stock on the date the award was granted. We chose to award restricted stock units under the program in light of applicable tax and accounting principles and in order to provide equity-based awards to Named Officers that are competitive with our peer group companies.

The annual award grants for 2006 and the three-year award grants for the period ended December 31, 2006 were made in December 2006. The annual awards become vested in substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to the Named Officer’s continued employment. The three-year awards become vested in full on the first anniversary of the grant date, subject to the Named Officer’s continued employment. Restricted stock units that become vested will be paid, on a one-for-one basis, in shares of our common stock as they become vested. However, we determined that it was advisable to allow Named Officers to have the restricted stock units paid on a deferred basis.

For the annual and three-year awards, we determined that it was advisable to make a payment to the officer for the ordinary dividends that would have been paid by the Company on the number of shares or units subject to the award if the grant had been made at the beginning of the one-year or three-year period, respectively (instead of at the end of the period). For the annual award, this payment is generally made in cash on or about the grant date of the award. For the three-year award, this payment is generally made in cash on or about the first anniversary of the grant date of the award, subject to the Named Officer’s continued employment. We also determined that it was advisable that, as the Company pays dividends on its outstanding common stock after the award date, Named Officers should be credited with additional restricted stock units as dividend equivalents (as opposed to receiving cash dividends). Restricted stock units credited to Named Officers as dividend equivalents will be subject to the same vesting and other conditions that apply to the restricted stock units to which they relate. However, we determined that it was advisable to allow Named Officers to have the stock units credited as dividend equivalents paid on a deferred basis (and to be paid in cash).

Special Long-Term Retention Grant to Mr. Pasquale. As mentioned above, two of our key compensation philosophies are that (i) compensation should have a substantial linkage to stockholder interest and (ii) compensation should encourage appropriate executive retention. Consistent with these philosophies, and in light of the significant contributions made and expected to be made in the future by Mr. Pasquale and the compensation paid to comparable executives at peer group companies, the Company determined that it was desirable to provide a special long-term retention benefit for Mr. Pasquale in 2006. We, with the assistance of our independent compensation consultant, FW Cook, considered various long-term retention program designs and determined that a benefit denominated in restricted stock units was advisable in light of applicable tax and accounting considerations and in light of the Company’s philosophy of linking Mr. Pasquale’s interests with those of our stockholders.

In determining the appropriate number of restricted stock units to grant, we, in consultation with FW Cook, considered, among other factors, Mr. Pasquale’s current compensation and retention arrangements in light of those of comparable executives at our peer group companies, Mr. Pasquale’s past performance as President and Chief Executive Officer of the Company, his individual contributions to the Company’s current and future performance and the dilutive effects of the grant on outstanding shares of our common stock. Based on our review, we determined that a $3 million award was the appropriate level for Mr. Pasquale’s special long-term retention award and, based on our stock price on the date of grant, we awarded Mr. Pasquale 120,967.74 restricted stock units.

In establishing the appropriate vesting schedule applicable to Mr. Pasquale’s special restricted stock unit grant, we determined that the benefits of the grant should vest over a significant period of time, thereby furthering the Company’s philosophy of encouraging executive retention. Accordingly, we determined that, subject to Mr. Pasquale’s continued employment, 50% of the restricted stock units should become vested on the fifth anniversary of the grant date, and an additional 10% of the restricted stock units should become vested on each anniversary of the grant date thereafter. We also determined that it was advisable to provide severance protections for Mr. Pasquale with respect to the restricted stock units so as to encourage retention. Accordingly, the restricted stock units may become fully or partially vested on an accelerated basis if Mr. Pasquale’s employment with the Company terminates under certain circumstances.

The restricted stock units granted to Mr. Pasquale that become vested will be paid, on a one-for-one basis, in shares of our common stock as they become vested. However, we determined that it was advisable to allow Mr. Pasquale to have the restricted stock units paid on a deferred basis. As indicated above, restricted stock units represent the right to acquire shares of our common stock as to any units that vest (as opposed to representing actual shares of our common stock). Accordingly, it is the Company’s philosophy that cash dividends should not be paid on restricted stock units. However, we determined that it was desirable that, as the Company pays dividends on its outstanding common stock, Mr. Pasquale should be credited with additional restricted stock units as dividend equivalents (as opposed to receiving cash dividends). Restricted stock units credited to Mr. Pasquale as dividend equivalents will be subject to the same vesting and other conditions that apply to the restricted stock units to which they relate. Thus, dividend equivalents are designed to preserve the intended value of the grant by providing a return on the restricted stock units equal to the dividends paid by the Company on an equivalent number of shares of our common stock and assuming that those dividends are reinvested in common stock.

The grant date value of the restricted stock and restricted stock units awarded to the Named Officers in 2006, as determined under FAS 123R for purposes of the Company’s financial statements, is shown in the “Grants of Plan-Based Awards in Calendar 2006” table below. The related narrative “Description of Plan-Based Awards” section below provides additional detail regarding the restricted stock and restricted stock units granted to the Named Officers in 2006, including the vesting and other terms that apply to the restricted stock and restricted stock units.

401(k) Retirement Benefits

The Company provides retirement benefits to the Named Officers under the terms of its tax-qualified 401(k) plan. Each year, the Company makes an automatic matching contribution on behalf of each participant equal to 3% of the participant’s compensation (regardless of whether the participant contributes to the plan). In addition, the Company makes an additional matching contribution on behalf of each participant equal to one-half of the first 6% of compensation contributed to the plan by the participant. The Named Officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any defined benefit or supplemental retirement plans.

Deferred Compensation Opportunities

As mentioned above, Named Officers are currently permitted to elect to defer up to 100% of their base salaries and bonuses under the Deferred Compensation Plan. The Company makes a matching contribution to the plan on behalf of participants equal to 50% of compensation deferred, up to 4% of a participant’s annual base salary. The Company believes that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. The Company believes that making a matching contribution to the plan is a cost-effective way to provide an additional retirement benefit to Named Officers and to encourage enhanced retirement savings through participation in the Deferred Compensation Plan.

Please see the “Non-Qualified Deferred Compensation—Calendar 2006” table and related narrative section “Non-Qualified Deferred Compensation Plan” below for a description of the Company’s Deferred Compensation Plan and the benefits thereunder.

Severance and Other Benefits Upon Termination of Employment or Change in Control

In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide our Named Officers with severance protections that are consistent with the severance protections offered by our peer group companies. Consistent with this philosophy and with the multi-year employment agreement we have entered into with our Chief Executive Officer, we believe that severance should be payable to the Chief Executive Officer of the Company if the Chief Executive Officer’s employment is terminated by us without cause or by the executive for a “good reason” that we believe results in a constructive termination of the executive’s employment. Importantly, we do not generally treat the non-renewal of the Chief Executive Officer’s employment agreement as a termination by the Company without cause or by the executive for good reason because our view is that a non-renewal does not necessarily result in an actual or constructive termination of employment. We do, however, generally treat the occurrence of a change in control of the Company as a “good reason” for the Chief Executive Officer because our view is that a change in control transaction generally results in significant changes in the duties and authorities of the Chief Executive Officer, and in the composition of the board of directors to which he reports, which may constitute a constructive termination of employment for the Chief Executive Officer. If the Chief Executive Officer’s employment is terminated by the Company without cause or by the executive for good reason, we believe that providing the Chief Executive Officer with cash severance benefits based on salary and bonus levels for three years following his actual or constructive termination of employment is consistent with our peer group companies and provides him with financial security during a period of time when he is likely to be unemployed and seeking new employment.

For Named Officers other than the Chief Executive Officer, our philosophy is that severance should only be payable upon certain terminations of employment in connection with a change in control. We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of Named Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Named Officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide Named Officers other than the Chief Executive Officer with severance benefits pursuant to a change in control agreement if their employment is terminated by us without cause or by the executive for good reason within six months prior to or three years following a change in control (such a termination is referred to as a “Change in Control Termination” in the agreements). We believe that a protected period of six months prior to, through three years following, a change in control is in line with the severance protections provided to comparable executives at our peer group companies and protects Named Officers from being involuntarily terminated in contemplation of a change in control in order to avoid severance obligations. We also believe that the Named Officers should receive their change in control severance benefits if their employment is constructively terminated in connection with a change in control. Given that none of the Named Officers other than the Chief Executive Officer has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, absent some form of constructive termination severance trigger, potential acquirors could constructively terminate a Named Officer’s employment and avoid paying severance. For example, following a change in control, an acquiror could materially demote a Named Officer, reduce significantly his salary and/or eliminate his annual bonus opportunity to force the Named Officer to terminate his own employment and thereby avoid paying severance. Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, and because we believe that acquirors would otherwise have an incentive to constructively terminate Named Officers to avoid paying severance, the change in control agreements we have entered into with our Named Officers other than the Chief Executive Officer permit the Named Officers to terminate their employment in connection with a change in control for certain “good reasons” that we believe result, in those circumstances, in the constructive termination of the Named Officers’ employment. In the event the employment of a Named Officer other than the Chief Executive Officer is terminated by the Company in a Change in Control Termination, we believe that providing these Named Officers with cash severance benefits based on salary and bonus levels for three years following actual or constructive termination of employment is consistent with our peer group companies and provides them with financial security during a period of time when they are likely to be unemployed and seeking new employment.

In the event that a Named Officer becomes entitled to severance under the principles described above, in addition to cash severance benefits described above, we believe that it is also appropriate to provide Named Officers with other severance protections, such as (1) continued medical insurance coverage; (2) accelerated vesting of long-term incentive compensation awards; and (3) any performance-based dividend equivalents on outstanding stock options (to the extent earned by the Named Officer through the termination date, as determined by the Compensation Committee) for the three-year period following the termination date. Similar to cash severance benefits, we believe these other severance benefits are consistent with the severance arrangements of our peer group companies and provide the Named Officers with financial and personal security during a period of time when they are likely to be unemployed.

We generally do not believe that Named Officers other than the Chief Executive Officer should be entitled to severance benefits merely because a change in control transaction occurs. The payment of severance benefits is generally only triggered by an actual or constructive termination of employment. However, under the terms of our stock incentive plans, if there is a liquidation, sale of all or substantially all of our assets, or merger or reorganization that results in a change in control where the Company is not the surviving corporation (or where it does not survive as a public company), and in the case of awards under the 1989 Stock Option and Restricted Stock Plan such outstanding awards will not be continued or assumed following the transaction, then, like all other employees, Named Officers will receive immediate vesting and/or payout of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers’ ability to realize any further value with respect to the equity awards.

As part of their severance benefits, Named Officers are reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. We have provided the Named Officers with a “gross-up” for any parachute payment excise taxes that may be imposed because we have determined the appropriate level of severance protections for each Named Officer without factoring in the adverse tax effects on the Named Officers that may result under Section 4999 of the Internal Revenue Code. The excise tax gross-up is intended to make the Named Officers whole for any adverse tax consequences they may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of severance protections that we have determined to be appropriate.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment or a change in control.

Tax and Accounting Considerations

Section 162(m) Policy

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Named Officers of the Company in light of Section 162(m) of the Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide such Named Officers with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility depend upon the timing of a Named Officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004, codified in Section 409A of the Internal Revenue Code, was enacted, changing the tax rules applicable to nonqualified deferred compensation arrangements. While final regulations under Section 409A are not yet effective, the Company believes it is operating in good faith compliance with Section 409A.

Accounting for Stock-Based Compensation

In 1999, the Company adopted, and began accounting for stock-based compensation in accordance with, FAS 123. The Company’s accounting for stock-based compensation was not materially affected by the implementation of FAS 123(R), which the Company adopted in 2005.

Subsequent Compensation Actions

The Compensation Committee has approved the material terms of a new long-term incentive program beginning in 2007. Under the new program, Named Officers’ annual long-term incentive compensation will be granted in the form of stock appreciation rights (“SARs”) and performance shares. The annual SAR grants will provide for reinvested dividend equivalent rights and fixed exercise dates, and will generally become vested ratably over a three-year period following grant subject to the Named Officer’s continued employment. The annual performance share grants will be denominated in stock units and will generally become vested on the third anniversary following grant based on achievement of certain performance measures over the three-year period, subject to the Named Officer’s continued employment. Performance shares that become vested will be paid in an equivalent number of shares of our common stock.

Stock Ownership Guidelines

It is the policy of the Company that each director and officer should commit to achieving and maintaining a certain level of stock ownership, including restricted stock and restricted stock units granted under the 2005 Performance Incentive Plan. Newly elected or appointed officers and directors should work toward achieving the targeted levels of ownership over a three- to five-year period. The policy outlines the following target levels of ownership:

CEO	Four times base salary
CFO and CIO	Three times base salary
Vice Presidents	Two times base salary
Non-Employee Directors	Five times annual board retainer

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section of this Proxy Statement be included in the Company’s 2006 Annual Report on Form 10-K filed with the SEC.

Compensation Committee of the Board of Directors

Robert D. Paulson (Chair)

William K. Doyle

David R. Banks

(1)	SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2006. Mr. Banks was the Chairman of the Company from 1985 when it was organized until 1988 when it became an independent REIT, and has been a director since its inception. Neither Mr. Banks nor any current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table - Calendar 2006

The following table presents information regarding compensation of our Named Officers for services rendered during 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	All Other Compensation ($)(3) (g)	Total ($) (h)
Douglas M. Pasquale, President and Chief Executive Officer	2006	500,000	1,200,000	827,335	74,750	62,786	2,664,871
Abdo H. Khoury, Senior Vice President and Chief Financial and Portfolio Officer	2006	300,000	500,000	261,489	11,586	53,264	1,126,339
Donald D. Bradley, Senior Vice President and Chief Investment Officer	2006	295,000	500,000	303,303	16,834	28,339	1,143,476
David E. Snyder, Vice President and Controller	2006	168,000	175,000	94,336	4,810	30,319	472,465

(1)	The Named Officers’ annual bonus for 2006, which is reported in this table, was paid in January 2007. The Named Officers’ annual bonus for 2005, which was paid in January 2006, is not reported in this table as it related to the Named Officers’ performance during 2005 and was reported as part of the Named Officers’ compensation for 2005 in the Proxy Statement for our 2006 annual meeting.
(2)	The amounts reported in Columns (e) and (f) above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Officers were forfeited during 2006. Detailed information about the amount recognized for specific awards is reported in the “Outstanding Equity Awards at Calendar 2006 Year-End” table below. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see the discussion of equity incentive awards contained in Note 13 (Stock Incentive Plan) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report on Form 10-K filed with the SEC, which note is incorporated herein by reference.
(3)	Amounts shown in Column (g) include matching contributions to the Company’s 401(k) Plan and Deferred Compensation Plan; executive health benefits; term life insurance premiums paid by the Company; for Mr. Pasquale, a car allowance in the amount of $13,015 paid directly to him for the purchase or lease of an automobile; and for Mr. Khoury, vacation pay in the amount of $23,077. The Company’s 2006 matching contribution under the 401(k) Plan for each Named Officer was $13,200. The Company’s 2006 matching contribution under the Deferred Compensation Plan for each Named Officer was as follows: Mr. Pasquale ($20,794), Mr. Khoury ($12,000), Mr. Bradley ($11,800) and Mr. Snyder ($6,733). The cost of the executive health benefits and term life insurance premiums paid by the Company in 2006 did not exceed $10,000 for any Named Officer. The Company provides Named Officers with certain perquisites and personal benefits not included in the “Summary Compensation Table - Calendar 2006” pursuant to SEC rules.

Mr. Pasquale is a member of our Board of Directors. As an employee-director, Mr. Pasquale does not receive additional compensation for his services as director.

Compensation of Named Officers

The “Summary Compensation Table - Calendar 2006” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2006. The primary elements of each Named Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. Named Officers also earned the other benefits listed in Column (g) of the “Summary Compensation Table - Calendar 2006”, as further described in footnote (3) to the table.

The “Summary Compensation Table - Calendar 2006” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary and annual bonus is provided immediately following this paragraph. The “Grants of Plan-Based Awards in Calendar 2006” table, and the description of the material terms of the restricted stock and restricted stock units granted in 2006 that follows it, provides information regarding the long-term equity incentives awarded to Named Officers in 2006. The “Outstanding Equity Awards at Calendar 2006 Year-End” and “Option Exercises and Stock Vested in Calendar 2006” tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Non-Qualified Deferred Compensation - Calendar 2006” table and related description of the material terms of our non-qualified Deferred Compensation Plan provides context to the deferred compensation contributions included in Column (g) of the “Summary Compensation Table - Calendar 2006”, and also provides a more complete picture of the potential future payments due to our Named Officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

We have entered into an employment agreement with Mr. Pasquale, the Company’s President and Chief Executive Officer. We do not have employment agreements with our other Named Officers. The agreement with Mr. Pasquale, including the salary and bonus terms of such agreement, is briefly described below. Additional information with respect to certain equity incentive awards and post-termination of employment benefits provided under the agreement may be found in the following sections of this Proxy Statement.

On September 30, 2003, the Company entered into an employment agreement with Mr. Pasquale, who has served as its President and Chief Executive Officer since April 2004. The agreement was subsequently amended on January 31, 2005. The term of the agreement is for three years and is extended automatically on the first day of each month for a new three-year term, unless the Company or Mr. Pasquale provides notice that the agreement will not be further extended. The agreement provides that Mr. Pasquale will receive an initial annualized base salary of $400,000, subject to annual review by the Compensation Committee. Based on its review, the Compensation Committee has discretion to increase or reduce the base salary each year. The Compensation Committee generally reviews Mr. Pasquale’s base salary in January of each year. In making its determination with respect to Mr. Pasquale’s base salary, the Compensation Committee considers the factors discussed above under “Current Executive Compensation Program Elements - Base Salaries” in the Compensation Discussion and Analysis section. In January 2006, the Compensation Committee increased Mr. Pasquale’s base salary from $475,000 to $500,000, and increased Mr. Pasquale’s base salary to $538,500 in January 2007. The agreement also provides for a target annual bonus opportunity for Mr. Pasquale equal to 75% of his base salary (with the actual bonus ranging from 50% of target for performance at the threshold level to 150% of target for performance at the high level). Based on FW Cook’s recommendation after reviewing comparable compensation data for our peer group companies, the Compensation Committee increased Mr. Pasquale’s target bonus opportunity for 2006 to 100% of his base salary (with the actual bonus ranging from 50% of target for performance at the threshold level to 200% of target for performance at the high level). The Compensation Committee will determine Mr. Pasquale’s actual bonus amount each year based on its assessment of the Company’s and Mr. Pasquale’s performance for the year, considering the factors discussed above under “Current Executive Compensation Program Elements - Annual Bonuses” in the Compensation Discussion and Analysis section.

As indicated above, none of the Named Officers other than the Chief Executive Officer is employed pursuant to an employment agreement. As a result, their base salary and annual bonus opportunities are not fixed by contract. Instead, in January of each fiscal year, the Compensation Committee establishes the base salary and annual bonus opportunity for each of these Named Officers for the year. In making its determination, the Compensation Committee considers the factors discussed above under “Current Executive Compensation Program Elements - Base Salaries” and “Current Executive Compensation Program Elements - Annual Bonuses” in the Compensation Discussion and Analysis section.

Consistent with the Company’s compensation philosophy that total compensation should have a substantial linkage to stockholder interests, base salary for Named Officers in 2006 comprised a relative low percentage (approximately 18% for the Chief Executive Officer, approximately 25% for Named Officers at the Senior Vice President level and approximately 35% for the Named Officer at the Vice President level) of total compensation. Bonuses for Named Officers in 2006, which, as described above, were determined based on Company and individual performance, comprised a relative larger percentage (between approximately 37% and 45%) of total compensation. The Company believes this allocation of base salary and bonus in proportion to total compensation is appropriate to balance the Company’s dual goals of aligning the interests of executives and stockholders and providing predicable benefit amounts that reward an executive’s continued service.

Grants of Plan-Based Awards in Calendar 2006

The following table presents information regarding the restricted stock and restricted stock unit awards granted to the Named Officers during 2006 under the Company’s 2005 Performance Incentive Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

Name (a)	Grant Date (b)	Stock Awards: Number of Shares of Stock (#) (c)		Stock Awards: Number of Units (#) (d)		Grant Date Fair Value of Stock Awards ($) (e)
Douglas M. Pasquale	12/29/06 12/29/06 8/15/06 1/31/06	— — — 22,737	(3)	89,344.80 29,781.60 120,967.74 —	(1) (2)	902,700 900,000 3,000,000 519,995
Abdo H. Khoury	12/29/06 12/29/06 1/31/06	— — 9,474	(3)	37,227.00 14,409.00 —	(1) (2)	376,125 375,000 216,670
Donald D. Bradley	12/29/06 12/29/06 1/31/06	— — 10,877	(3)	27,547.98 9,182.66 —	(1) (2)	428,333 277,500 248,757
David E. Snyder	12/29/06 12/29/06 1/31/06	— — 3,279	(3)	14,890.80 4,963.60 —	(1) (2)	150,450 150,000 74,991

(1)	These restricted stock unit grants consist of the Named Officer’s award under the three-year award component of the Company’s long-term incentive program for the three-year period ended December 31, 2006.
(2)	These restricted stock unit grants consist of the Named Officer’s award under the annual award component of the Company’s long-term incentive program for 2006.
(3)	These restricted stock grants consist of the Named Officer’s award under the annual award component of the Company’s long-term incentive program for 2005.

Description of Plan-Based Awards

Each Named Officer’s annual award under the Company’s long-term incentive program for 2005 was awarded in January 2006 in the form of time-based restricted stock. Each Named Officer’s annual long-term incentive award for 2006, as well as the three-year long-term incentive award for the three-year period ending December 31, 2006, was awarded in the form of time-based restricted stock units. These restricted stock unit awards were granted in December 2006. In addition to these awards, on August 15, 2006, Mr. Pasquale was granted a special long-term retention award in the form of time-based restricted stock units.

Each of the awards reported in the “Grants of Plan-Based Awards in Calendar 2006” table was granted under, and is subject to the terms of, the 2005 Performance Incentive Plan. The plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2005 Performance Incentive Plan, if there is a change in control of the Company, each Named Officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Restricted Stock

Each award of restricted stock granted to our Named Officers in January 2006 (which grants were made with respect to 2005 performance) is subject to a three-year vesting schedule. Subject to each Named Officer’s continued employment, one-third of the restricted shares covered by the award become vested on each of the first, second and third anniversaries of the grant date. Prior to the time they become vested, shares of restricted stock generally may not be transferred, sold or otherwise disposed of. Upon the termination of a Named Officer’s employment, any then-unvested shares of restricted stock will generally be forfeited to the Company (except as otherwise provided in the Named Officer’s employment or change in control agreement). The Named Officers are not entitled to any payment with respect to restricted stock that is forfeited to the Company. The Named Officers are entitled to cash dividends on shares of restricted stock (whether or not vested) at the same rate that the Company pays dividends on all of its common stock. No future dividends will be paid on shares of restricted stock that are forfeited to the Company; however, Named Officers will be entitled to retain dividends paid on shares of restricted stock prior to forfeiture. In addition, on the grant date of the award, the Named Officers received a cash payment equal to the ordinary dividends that would have been paid on the restricted shares had the shares been granted at the beginning of 2005.

Restricted Stock Units

As indicated above, in December 2006, each Named Officer received an award of restricted stock units under the annual award component and the three-year award component of the Company’s long-term incentive program. Each restricted stock unit awarded to our Named Officers represents a contractual right to receive one share of our common stock if the time-based vesting requirements described below are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of each Named Officer.

Subject to each Named Officer’s continued employment, all of the restricted stock units covered by the three-year award grant to our Named Officers become vested on the first anniversary of the grant date. Subject to each Named Officer’s continued employment, one-third of the restricted stock units covered by the annual award grant to our Named Officers become vested on the first, second and third anniversaries of the grant date. Upon the termination of a Named Officer’s employment, any then-unvested restricted stock units will generally terminate (except as otherwise provided in the Named Officer’s employment or change in control agreement).

Restricted stock units will generally be paid in an equivalent number of shares of our common stock as they become vested. However, Named Officers may elect to defer payment of vested restricted stock units. Any such election must have been made prior to the grant date of the award and must otherwise comply with any applicable requirements of Section 409A of the Internal Revenue Code.

Named Officers are not entitled to voting or dividend rights with respect to the restricted stock units, and the restricted stock units generally may not be transferred, except to the Company or to a beneficiary of the Named Officer upon his death. The Named Officers are, however, entitled to the following dividend equivalent rights with respect to the restricted stock units. Named Officers will be entitled to a cash payment equal to the ordinary dividends that would have been paid by the Company on the number of units subject to the award if the grant had been made at the beginning of 2006 (for the annual award) or the beginning of 2004 (for the three-year award), as applicable. For the restricted stock units covered by the annual award, this cash payment will be made to the Named Officers on or about the grant date. For the restricted stock units covered by the three-year award, this cash payment will be made to the Named Officers on or about the first anniversary of the grant date, subject to the Named Officer’s continued employment. In addition, if the Company pays an ordinary cash dividend on its common stock and the dividend record date occurs after the grant date and before all of the restricted stock units have either been paid or terminated, then the Company will credit the Named Officer with an additional number of restricted stock units equal to: (i) the per-share cash dividend paid by the Company on its common stock with respect to the dividend record date, multiplied by (ii) the total number of outstanding and unpaid restricted stock units (including any unvested restricted stock units and restricted stock units previously credited as dividend equivalents) as of the dividend record date, divided by (iii) the fair market value of a share of common stock (as determined under the 2005 Performance Incentive Plan) on the dividend payment date. Any restricted stock units credited as dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original restricted stock units to which they relate. However, Named Officers may elect to defer payment of restricted stock units credited as dividend equivalents (and may elect to have such units paid in cash). Any such election must have been made prior to the grant date of the award and must otherwise comply with any applicable requirements of Section 409A of the Internal Revenue Code. Named Officers will not be entitled to dividend equivalents on restricted stock units that have either been paid or terminated.

Special Restricted Stock Unit Retention Grant to Mr. Pasquale

On August 15, 2006, Mr. Pasquale was granted a special long-term retention benefit in the form of a grant of 120,967.74 restricted stock units. Subject to Mr. Pasquale’s continued employment, 50% of the total restricted stock units will become vested on the fifth anniversary of the grant date, and an additional 10% of the total restricted stock units will become vested on each of the sixth through tenth anniversaries of the grant date. If Mr. Pasquale’s employment terminates on account of Mr. Pasquale’s death or total disability at any time prior to the fifth anniversary of the grant date, the award will become vested with respect to 1.6667% of the total restricted stock units for each month (measured with reference to monthly anniversaries of the grant date) of Mr. Pasquale’s employment after the grant date. If Mr. Pasquale’s employment terminates on account of Mr. Pasquale’s death or total disability at any time after the fifth anniversary of the grant date, or if Mr. Pasquale’s employment is terminated at any time by the Company without “Cause” or by Mr. Pasquale for “Good Reason” (as those terms are defined in Mr. Pasquale’s employment agreement), the award will become fully vested. If Mr. Pasquale’s employment terminates under any other circumstances, then-unvested restricted stock units will automatically terminate. Mr. Pasquale will not be entitled to any payment with respect to restricted stock units that terminate.

The restricted stock units will generally be paid in an equivalent number of shares of our common stock as they become vested. However, Mr. Pasquale may elect to defer payment of vested restricted stock units. Any such election must be made no less than 12 months before the payment would otherwise be made, must defer payment for at least five years, and must otherwise comply with any applicable requirements of Section 409A of the Internal Revenue Code. Notwithstanding any election by Mr. Pasquale, upon a change in control of the Company or a termination of Mr. Pasquale’s employment, then-vested restricted stock units will be paid promptly after such event.

Mr. Pasquale is not entitled to voting or dividend rights with respect to the restricted stock units, and the restricted stock units generally may not be transferred, except to the Company or to a beneficiary of Mr. Pasquale upon his death. Mr. Pasquale is, however, entitled to the following dividend equivalent rights with respect to the restricted stock units. If the Company pays an ordinary cash dividend on its common stock and the dividend record date occurs after the grant date and before all of the restricted stock units have either been paid or terminated, then the Company will credit Mr. Pasquale as of the last day of the calendar quarter in which the dividend record date occurs with an additional number of restricted stock units equal to: (i) the per-share cash dividend paid by the Company on its common stock with respect to the dividend record date, multiplied by (ii) the total number of outstanding and unpaid restricted stock units (including any unvested restricted stock units and restricted stock units previously credited as dividend equivalents) as of the dividend record date, divided by (iii) the fair market value of a share of common stock (as determined under the 2005 Performance Incentive Plan) on the last day of the calendar quarter in which the dividend record date occurs.

Mr. Pasquale is also entitled to dividend equivalents if the vesting of restricted stock units is accelerated pursuant to a change in control of the Company or the termination of Mr. Pasquale’s employment (as described above), and the Company pays an ordinary cash dividend on its common stock for which the dividend record date occurs during the calendar quarter in which the change in control or termination of employment occurs and before the change in control or termination of employment occurs. In such circumstances, the Company will credit Mr. Pasquale as of the date of the change in control or termination of employment with an additional number of restricted stock units equal to: (i) the per-share cash dividend paid by the Company on its common stock with respect to the dividend record date, multiplied by (ii) the total number of outstanding and unpaid restricted stock units (including any unvested restricted stock units and restricted stock units previously credited as dividend equivalents) as of the dividend record date, divided by (iii) the fair market value of a share of common stock (as determined under the 2005 Performance Incentive Plan) on the date of the change in control or termination of employment.

Mr. Pasquale is not entitled to multiple credits of dividend equivalents with respect to any one dividend record date. Any restricted stock units credited as dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original restricted stock units to which they relate. Mr. Pasquale will not be entitled to dividend equivalents on restricted stock units that have either been paid or terminated.

Outstanding Equity Awards at Calendar 2006 Year-End

The following table presents information regarding the outstanding equity awards held by each Named Officer as of December 31, 2006, including the vesting dates for the portions of these awards that had not vested as of that date. This table also includes the amounts recognized for each of these awards for financial statement reporting purposes for 2006 as reflected in the “Summary Compensation Table - Calendar 2006” above.

	Option Awards(1)						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Grant Date (f)	Option Expiration Date (g)	Allocable Financial Charge Recognized for 2006 ($) (h)	Stock Award Grant Date (i)	Number of Shares or Units of Stock That Have Not Vested (#) (j)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (k)	Allocable Financial Charge Recognized for 2006 ($) (l)
Douglas M. Pasquale	60,000 5,411 23,767	— — —	21.29 18.48 18.48	10/09/04 11/3/03 11/3/03	10/19/14 11/3/13 11/13/14	56,750 7,305 10,695	12/29/06 12/29/06 8/15/06 1/31/06 1/25/05	89,344.80 29,781.60 123,422.41 22,737.00 21,231.00	(3) (4) (5) (6) (7)	2,700,000 900,000 3,729,825 687,112 641,601	338,513 0 100,000 158,887 229,935
Totals	89,178	—				74,750		286,516.81		8,658,538	827,335

Abdo H. Khoury	9,394 2,856	— —	21.29 21.29	10/19/04 10/19/04	10/19/14 10/19/15	8,885 2,701	12/29/06 12/29/06 1/31/06 1/25/05	37,227.00 12,409.00 9,474.00 5,008.00	(3) (4) (6) (7)	1,125,000 375,000 286,304 151,342	141,047 0 66,205 54,237
Totals	12,250	—				11,586		64,118.00		1,937,646	261,489

Donald D. Bradley	805 16,695 5,834 11,666 6,209 11,291 17,500	— — — — — — —	21.29 21.29 14.20 14.20 19.60 19.60 15.28	10/19/04 10/19/04 1/28/03 1/28/03 1/21/02 1/21/02 3/21/01	10/19/14 10/19/15 1/28/13 1/28/14 1/21/12 1/21/13 3/12/11	761 15,791 94 188 0 0 0	12/29/06 12/29/06 1/31/06 1/25/05	27,547.98 9,182.66 10,877.00 6,156.00	(3) (4) (6) (7)	832,500 277,500 328,703 186,034	160,625 0 76,009 66,669
Totals	70,000					16,834		53,763.64		1,624,737	303,303

David E. Snyder	5,000 5,000	— —	21.29 14.20	10/19/04 1/28/03	10/19/14 1/28/13	4,729 81	12/29/06 12/29/06 1/31/06 1/25/05	14,890.80 4,963.60 3,279.00 1,385.00	(3) (4) (6) (7)	450,000 150,000 99,091 41,855	56,419 0 22,914 15,003
Totals	10,000	—				4,810		24,518.40		740,946	94,336

(1)	Each stock option grant reported in the table above was granted under, and is subject to, the Company’s 1998 Stock Option and Restricted Stock Plan. The option expiration date shown in Column (g) above is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described below.

The exercisable options shown in Column (b) above will generally expire earlier than the normal expiration date if the Named Officer’s employment terminates. Unless exercised, exercisable stock options will generally terminate within three months after the date of termination of employment. However, if a Named Officer dies or becomes totally disabled while employed with the Company (or during the 3-month period following a termination of employment), exercisable stock options will generally remain exercisable for 12 months following the Named Officer’s death or disability. In addition, the stock options (whether exercisable or not) will immediately terminate if a Named Officer’s employment is terminated by the Company for cause. The options may become fully vested and may terminate earlier than the normal expiration date if there is a change in control of the Company.

The stock option grants reported in the table above are accompanied by the following performance-based dividend equivalent rights. Three years after the grant date of an option, the Company’s performance for the period following grant was evaluated and dividend equivalents were awarded for a percentage of the total number of shares subject to each option grant based on such performance. Generally, 50% of the shares subject to the option were eligible for dividend equivalents based on the Company’s TSR performance over the three-year period following grant relative to a peer group of healthcare real estate investment trusts, as selected by the Compensation Committee after considering recommendations of FPL. The remaining 50% of the shares subject to the option were eligible for dividend equivalents based on the Company’s performance over the three-year period following grant in the areas of (1) growth percentage of FFO, (2) multiple of FFO, (3) dividend growth, (4) dividend yield, and (5) amount and quality of new investments. Each of these five factors was reviewed against the peer group; however, the determination as to whether this 50% test was met in whole or in part was based on an overall subjective judgment of the Compensation Committee. Fifty percent of the options granted in 2001 have dividend equivalent rights; 21.9% of the options granted in 2002 have dividend equivalent rights; and 62.5% of the options granted in 2003 have dividend equivalent rights. In connection with the transition from stock options to restricted stock in 2004, the Compensation Committee set the dividend equivalent rate for options granted in 2004 at 80%.

The dividend equivalent rights entitle the option holder to an amount equal to the per share ordinary cash dividend the Company pays on its common stock for each share subject to an outstanding and unexercised option that was awarded dividend equivalent treatment. Once dividend equivalent treatment was awarded, a “catch up” payment was made to the option holder to reflect dividends paid by the Company during the three-year performance period following the option grant date. Additional dividend equivalents are generally paid in cash on a quarterly basis until the corresponding options are exercised or terminate.

(2)

The market or payout value of stock awards reported in Column (k) is computed by multiplying the number of shares or units of stock reported in Column (j) by $30.22, the closing market price of our common stock on December 29, 2006, the last trading day of 2006.

(3)	The unvested portions of these awards were scheduled to vest on December 29, 2007.
(4)	The unvested portions of these awards were scheduled to vest in three substantially equal installments on December 29, 2007, December 29, 2008 and December 29, 2009.
(5)

The number of restricted stock units covered by this award and outstanding as of December 31, 2006 consists of the original 120,967.74 units granted and an additional 2,454.67 units credited to Mr. Pasquale as dividend equivalents. Of the unvested portion of this award, 50% of the units were scheduled to vest on August 15, 2011. The remaining 50% of the units were scheduled to vest in five substantially equal installments on August 15, 2012, August 15, 2013, August 15, 2014, August 15, 2015 and August 15, 2016.

(6)	The unvested portions of these awards were scheduled to vest in three substantially equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.
(7)	The unvested portions of these awards were scheduled to vest in two substantially equal installments on January 25, 2007 and January 25, 2008.
The restricted stock and restricted stock unit awards reflected in the table above are subject to accelerated vesting in connection with a change in control of the Company and certain terminations of the Named Officer’s employment with the Company, as described in more detail above under “Grants of Plan-Based Awards in Calendar 2006” and below under “Potential Payments Upon Termination or Change in Control.” In addition, restricted stock granted to our Named Officers under the 1998 Stock Option and Restricted Stock Plan is also subject to accelerated vesting in the event of a termination of employment on account of death or normal retirement.

Option Exercises and Stock Vested in Calendar 2006

The following table presents information regarding the vesting during 2006 of stock awards previously granted to the Named Officers. Our Named Officers did not exercise any stock options during 2006.

Name (a)	Number of Shares Acquired on Vesting of Stock Award (#) (b)	Value Realized on Vesting of Stock Award ($)(1) (c)
Douglas M. Pasquale	10,616	229,943
Abdo H. Khoury	2,504	54,237
Donald D. Bradley	3,078	66,669
David E. Snyder	693	15,010

(1)	The dollar amounts shown in Column (b) above are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation - Calendar 2006

The following table presents information regarding the contributions to and earnings on the Named Officers’ deferred compensation balances in the Deferred Compensation Plan during 2006, and also shows the total deferred amounts for the Named Officers as of December 31, 2006.

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(2) (f)
Douglas M. Pasquale	103,443	20,794	32,846	—	298,548
Abdo H. Khoury	44,304	12,000	16,391	—	120,956
Donald D. Bradley	23,600	11,800	45,847	—	290,778
David E. Snyder	13,467	6,733	3,529	—	33,731

(1)	All of the amounts reported as executive and registrant contributions in Columns (b) and (c) above are also included as compensation for each Named Officer in the appropriate columns of the “Summary Compensation Table—Calendar 2006” above.

Non-Qualified Deferred Compensation Plan

The Company permits the Named Officers and other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table on a deferred basis under the Company’s Deferred Compensation Plan. Certain material terms of the Deferred Compensation Plan are discussed below.

Under the plan, each Named Officer may elect to defer up to 100% of his base salary and bonuses he may earn. The Company makes a matching contribution in respect of a Named Officer’s deferrals under the plan equal to 50% of the Named Officer’s compensation deferred under the plan up to 4% of the Named Officer’s annual base salary. Named Officers are always 100% vested in their plan accounts.

A Named Officer’s deferrals under the plan (including earnings and matching contributions) are credited with investment gains and losses until the amounts are paid out. Investment gains and losses are credited to a Named Officer’s account based on the investment gain or loss that would have occurred had the Named Officer’s account been invested in the investment options selected by the Named Officer under the plan. Investment options available under the plan include (i) a government fund selected by the plan administrator, which seeks to invest primarily in debt issued by the United States government; (ii) an equity fund selected by the plan administrator, which seeks to invest primarily in equity securities; and (iii) a balanced fund selected by the plan administrator, which seeks to invest primarily in both debt and equity securities, the proportions of which may change from time to time. In addition, the plan includes an investment option under which investment gains and losses will be determined according to the securities or funds specified by the participant, subject to restrictions established by the plan administrator. Participants may change their investment options at the time and in the manner specified by the plan administrator. The following table presents the investment gain or loss (expressed as a percentage rate of return) for each of the investment options under the plan for 2006:

Fund	Rate of Return for 2006
Schwab Retirement Money Fund	4.50%
MetLife Stable Value Fund	4.79%
Schwab Total Bond Market	4.59%
James Bal: Golden Rainbow	7.91%
AmCent Equity Income Inv.	19.45%
Parnassus Equity Income	14.73%
Schwab S&P 500 In. Inv.	15.48%
Artisan Mid Cap Value	14.20%
RAI Lifestyle Portfolio - Conservative	9.48%
RAI Lifestyle Portfolio - Moderate	16.37%
RAI Lifestyle Portfolio - Aggressive	21.35%
Dreyfus SM Cap Stk Indx	14.69%
Third Avenue Sm. Cap. Val.	11.43%
Century Sm. Cap. Sel. Inv.	9.27%
Schwab Intl Idx. Inv.	24.79%
UMB Scout International	21.51%
US Global Inv. Glob. Res.	22.19%
Cohen & Steers RealSh	37.13%
RS Value A	16.37%

A Named Officer’s plan balance becomes payable 30 days following the Named Officer’s termination of employment. At the Named Officer’s election, the plan balance may be paid as a lump sum or in annual installments over a period of between three and 20 years. If a Named Officer does not timely designate a payment method, then payment will be made in a lump sum. If a Named Officer elects payment over a period of years, the Named Officer may elect that all remaining payments to his or her beneficiary be made in a lump sum upon his or her death. Notwithstanding the foregoing, a Named Officer may elect to receive a lump sum distribution from the plan in the event of certain severe financial hardships. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to certain Named Officers, depending on the circumstances surrounding their termination of employment with us. In addition to the benefits described below, upon a termination of a Named Officer’s employment with the Company, the Named Officer is generally entitled to amounts or benefits earned or accrued during the term of employment, including earned but unpaid salary and unused vacation pay. In calculating the amount of any potential payments to the Named Officers under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2006 and that the price per share of our common stock is equal to $30.22, the closing price on December 29, 2006, the last trading day in 2006.

Employment Agreement with Douglas M. Pasquale

Mr. Pasquale’s employment agreement, described above under “Description of Employment Agreements, Salary and Bonus Amounts,” provides for certain benefits to be paid to Mr. Pasquale in connection with a termination of his employment with the Company under the circumstances described below. Payment of the severance and other benefits described below is contingent on Mr. Pasquale’s compliance with a covenant not to use or disclose the Company’s confidential information.

Severance Benefits - Termination of Employment. Under Mr. Pasquale’s employment agreement with the Company, in the event Mr. Pasquale’s employment is terminated during the employment term either by the Company other than for “Cause” or “Disability” or by Mr. Pasquale for “Good Reason” (as those terms are defined in the employment agreement), Mr. Pasquale will be entitled to severance pay that includes (1) an amount equal to three times Mr. Pasquale’s highest base salary during any of the last three full fiscal years prior to the termination date, payable in equal monthly installments over the three-year period following the termination date; (2) an amount equal to three times the average annual bonus earned by Mr. Pasquale over the last three full fiscal years prior to the termination date; (3) for a period three years following the termination date, continued medical and life insurance benefits for Mr. Pasquale, with terms no less favorable, in the aggregate, than the most favorable of those provided to Mr. Pasquale during the year immediately preceding the termination date; (4) accelerated vesting of Mr. Pasquale’s equity-based awards to the extent outstanding on the termination date and not otherwise vested; (5) any performance-based dividend equivalents on then-outstanding stock options (to the extent earned by Mr. Pasquale through the termination date, as determined by the Compensation Committee) for the three-year period following the termination date; (6) payment of any compensation previously deferred (including matching contributions and earnings) by Mr. Pasquale in accordance with the provisions of the Company’s Deferred Compensation Plan; and (7) in the event that Mr. Pasquale’s benefits are subject to the excise tax imposed under Section 280G of the Code, a gross-up payment so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

Change in Control Agreements with Other Named Officers

The Company has entered into change in control agreements with Messrs. Khoury, Bradley and Snyder. The agreements are substantially identical and provide for certain benefits to be paid to the Named Officer in connection with a termination of employment with the Company under the circumstances described below. In each case, payment of the severance and other benefits described below is contingent on the Named Officer’s compliance with a covenant not to use or disclose the Company’s confidential information.

Severance Benefits - Termination of Employment in Connection with Change in Control. Under a change in control agreement with the Company, in the event the Named Officer’s employment is terminated by the Company without “Cause” (and not on account of a Named Officer’s death or disability) or by the Named Officer for “Good Reason” (as those terms are defined in the change in control agreement) within six months prior to or three years following a change in control of the Company (any such termination of employment is referred to as a “Change in Control Termination” in the change in control agreement), the Named Officer will be entitled to severance pay that includes (1) an amount equal to three times the Named Officer’s highest base salary during any of the last three full fiscal years prior to the termination date, payable in equal monthly installments over the three-year period following the termination date; (2) an amount equal to three times the average annual bonus earned by the Named Officer over the last three full fiscal years prior to the termination date; (3) for a period of three years following the termination date, continued medical and life insurance benefits for the Named Officer, with terms no less favorable, in the aggregate, than the most favorable of those provided to the Named Officer during the year immediately preceding the termination date; (4) accelerated vesting of the Named Officer’s equity-based awards to the extent outstanding on the termination date and not otherwise vested; (5) any performance-based dividend equivalents on then-outstanding stock options (to the extent earned by the Named Officer through the termination date, as determined by the Compensation Committee) for the three-year period following the termination date; (6) payment of any compensation previously deferred (including matching contributions and earnings) by the Named Officer in accordance with the provisions of the Company’s Deferred Compensation Plan; and (7) in the event that the Named Officer’s benefits are subject to the excise tax imposed under Section 280G of the Code, a gross-up payment so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

The following table lists the Named Officers and the estimated amounts they would have become entitled to (under an employment agreement for Mr. Pasquale, and under a change in control agreement for the other Named Officers) had their employment with the Company terminated on December 31, 2006 under circumstances described above:

Name (a)	Estimated Total Value of Cash Payments - Base Salary ($) (b)	Estimated Total Value of Cash Payments - Annual Bonus ($) (c)	Estimated Total Value of Health Coverage Continuation ($)(1) (d)	Estimated Total Value of Equity Acceleration ($)(2) (e)	Estimated Total Value of Dividend Equivalents ($) (f)	Estimated Total Value of Excise Tax “Gross-Up” ($)(3) (g)
Douglas M. Pasquale	1,500,000	2,149,625	107,001	8,584,368	743,692	4,576,259
Abdo H. Khoury	900,000	813,801	68,433	1,937,646	213,386	1,070,339
Donald D. Bradley	885,000	1,086,243	59,274	1,624,737	299,541	1,243,097
David E. Snyder	540,000	326,625	66,189	740,946	100,354	563,565

(1)	For purposes of Column (d), we have calculated the estimated value to the executive of continued welfare plan coverage for three years following termination to be three times the executive’s cost for welfare plan coverage during 2006.

(2)	For purposes of Column (e), we have calculated the value of any option or stock award that may be accelerated in connection with a termination of employment described above to be the full value of such award (i.e., the full “spread” value for options and the full price per share of common stock for stock awards).
(3)	The Company estimates that the foregoing benefits to the Named Officers would trigger excise taxes under Section 280G and Section 4999 of the Internal Revenue Code. This amount reflects the gross-up payment to each Named Officer so that the net amount of such payment (after taxes) the Named Officer receives is sufficient to pay the excise tax. For purposes of calculating the Section 280G excise tax, we have assumed that the Named Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration for purposes of Section 280G (and thus the amount of the gross-up payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

Deferred Compensation Plan

Upon a Named Officer’s retirement or other termination of employment, the Named Officer will generally receive a payout of his nonqualified deferred compensation balance under the Company’s Deferred Compensation Plan (unless the officer has elected to receive his account balance in installments). Please see the “Non-Qualified Deferred Compensation - Calendar 2006” table above and the related discussion of our Deferred Compensation Plan for a description of these deferred compensation payments.

ITEM 2—PROPOSED AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK OF THE COMPANY

The Company’s Charter presently authorizes the Company to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company’s Board of Directors has adopted, and recommends that stockholders approve, an amendment to the Charter increasing the authorized number of shares of the Company’s common stock from 100,000,000 to 200,000,000 shares (the “Share Increase Amendment”). The number of authorized shares of preferred stock will remain unchanged.

As of March 2, 2007, there were [            ] shares of common stock outstanding. Of the remaining [            ] authorized but unissued shares of common stock, [            ] shares have been reserved for issuance under the Company’s 2005 Performance Incentive Plan and [            ] shares have been reserved for issuance upon conversion of the Company’s outstanding convertible preferred stock. Accordingly, [            ] shares of common stock remain unissued and unreserved.

The Board of Directors believes it is prudent to have a greater number of authorized shares of common stock available to issue in the future for, among other things, raising additional capital, acquisitions, stock splits, stock dividends and other corporate purposes. Except for the shares reserved under the Company’s Stock Option Plan, the shares issuable upon the conversion of the convertible preferred stock, the shares issuable under the Company’s controlled equity offering program and the shares issuable under the Company’s dividend reinvestment and stock purchase plan, the Board of Directors has no present plans, arrangements, undertakings or commitments to issue any shares of common stock. The Company, however, does have an effective shelf registration statement on file with the Securities and Exchange Commission under which it may issue additional securities from time to time, including common stock, to the extent it has authorized but unissued and unreserved shares. If the Share Increase Amendment is approved, the Company anticipates filing a new shelf registration statement for up to $1.5 billion of securities including debt, convertible debt, common and preferred stock. If a new registration statement is filed, the Company anticipates rolling over any unused amounts of securities in our current shelf registration statement, approximately $[            ], as of March 2, 2007, into the new shelf registration statement. Having more authorized shares of common stock available for issuance in the future for such corporate purposes as the Board of Directors deems necessary and advisable will give the Company greater flexibility. The additional shares of common stock authorized by the Share Increase Amendment would be available for future issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by stockholders, unless action is required by stockholders by applicable law or the rules of any stock exchange on which the Company’s securities may then be listed.

It is proposed that Section 1 of Article IV of the Company’s Charter be amended to read in its entirety as follows:

“Section 1. The total number of shares of capital stock which the corporation shall have authority to issue is Two Hundred Five Million (205,000,000), of which Two Hundred Million (200,000,000) shall be shares of Common Stock having a par value of $.10 per share and Five Million (5,000,000) shall be shares of Preferred Stock having a par value of $1.00 per share. The aggregate par value of all of said shares shall be Twenty-Five Million Dollars ($25,000,000).”

If the holders of common stock approve the proposal, Articles of Amendment to the Charter containing the Share Increase Amendment will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and the amendment of the Company’s Charter as described above will be effective upon the acceptance for record of the Articles of Amendment by the SDAT.

VOTE REQUIRED

The proxy holders named in the accompanying form of proxy will vote the shares represented by the proxy for approval of the Share Increase Amendment, unless a contrary choice has been specified on the proxy. The affirmative vote of two-thirds of the outstanding shares of common stock is required for approval of the Share Increase Amendment. Consequently, abstentions and broker non-votes will have the same effect as votes against the Share Increase Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

APPROVAL OF THE SHARE INCREASE AMENDMENT.

ITEM 3—PROPOSED AMENDMENT TO STRENGTHEN COMPANY STOCK OWNERSHIP RESTRICTIONS

TO PROTECT THE COMPANY’S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT TRUST UNDER U.S. FEDERAL INCOME TAX LAW.

Section 4 of Article V of the Company’s Charter currently provides for limitations on the transfer and ownership of the Company’s stock. Such restrictions are intended to assist the Company in maintaining and monitoring its qualification as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes. The requirements under the Internal Revenue Code for qualification as a REIT include certain technical and complex rules relating to the ownership of the REIT’s capital stock. In order to ensure compliance with the tax law requirements, the Charter currently includes an aggregate stock ownership limit, which generally restricts any transfer of shares, options, warrants or other securities convertible into shares of the Company that would create a beneficial owner (as such term is defined under the SEC’s beneficial ownership rules) of more than 9.9% of the outstanding shares of the Company’s stock. Under the Charter, any such transfer is deemed to be void ab initio and the intended transferee is deemed never to have had an interest therein. The Charter provides that, if the above provision is determined to be void or invalid, the transferee shall, at the option of the Board of Directors, be deemed to have purchased such shares and to hold such shares as agent for and on behalf of the Company. Additionally, the Charter gives the Board of Directors the authority to (i) call for the purchase from any stockholder of the Company a number of voting shares sufficient, in the opinion of the Board of Directors, to maintain at 9.9% or decrease to no more than 9.9% the direct or indirect ownership of voting shares held by any beneficial owner, and (ii) to refuse to transfer or issue voting stock of the Company to any person whose acquisition of the voting shares would, in the opinion of the Board of Directors, result in the direct or indirect ownership by any beneficial owner of more than 9.9% of the outstanding voting stock of the Company. The purchase price for purposes of repurchases is generally the closing sales price for such shares on the last business day immediately preceding the day on which notice of such repurchase is sent. Article VI of the Charter requires, among other things, the affirmative vote of the holders of at least 90% of the voting stock of the Company to repeal or amend Section 4 of Article V.

Since the Company’s incorporation, applicable federal tax law and industry standards have evolved to better address potential threats to the maintenance of REIT status that may be posed by certain transfers of ownership of, or rights in, REIT stock. In January 2007, the Company adopted revised bylaws. Article XI of the revised bylaws (“Article XI”) augments, enhances and clarifies the provisions concerning stock transfer and ownership restrictions in order to better protect the Company’s status as a REIT. In particular, Article XI: (i) clarified that the 9.9% limit takes into account the value as well as the number of shares held by a beneficial owner, to the extent that such alternative measurement would be more restrictive; (ii) modified the Charter’s definition of ownership to better incorporate the ownership concepts, beneficial, constructive or otherwise, used in the relevant provisions of the Internal Revenue Code; (iii) granted to the Board of Directors the authority to allow, by unanimous vote or written consent, certain persons (as that term is defined in Article XI) to own more than 9.9% of the Company’s capital stock and/or voting stock if certain requirements are met; (iv) prohibited a transfer that would cause the Company to have fewer than 100 shareholders, and treat any such purported transfer as void ab initio; (v) with respect to any transfer or other event that would violate the Charter’s transfer and ownership restrictions (except for a transfer that would violate only the 100 shareholder rule described above), required the automatic transfer of the subject shares of Company stock to a trust for the benefit of a charitable beneficiary on the business day prior to the date of the transfer or other event, and required that the trustee sell the shares to a person whose ownership would not violate the ownership limitations within twenty days of receiving notice that the shares have been transferred to the trust; (vi) provided that the amount distributed to the prohibited transferee upon the sale or other disposition of the shares by the trustee would be equal to the lesser of (a) the price paid by the prohibited transferee for the shares (or, in the case of a gift, devise or similar transfer, the market price of the shares) on the day that the prohibited transfer occurs, or (b) the price per share received by the trustee from the sale or other disposition of the shares, in either case reduced by the amount of any dividends or other distributions received by the prohibited transferee on those shares; (vii) added several other provisions and clarifications, including certain notice requirements applicable to transferees in transactions that violate the Company’s transfer restrictions and owners of more than a specified percentage of the value of the Company’s stock; and (viii) authorized the Board of Directors to determine, if in the best interests of the Company, that REIT status and associated restrictions are no longer required.

Although Article XI improves the Company’s REIT status governance, REIT restrictions are commonly contained in corporate charters. Accordingly, the Company’s Board of Directors recommends that stockholders approve an amendment to the Charter (the “REIT Protection Amendment”). The primary effect of the adoption of the REIT Protection Amendment would be to include the clarifications and modifications of Article XI of the revised bylaws in the Company’s Charter. In addition, the REIT Protection Amendment would also: (i) apply the 9.9% limit to each class of the Company’s stock (except for the Company’s 7.677% Series A Cumulative Preferred Step-Up REIT Securities and 7.75% Series B Cumulative Preferred Stock) as well as on an aggregate basis: (ii) modestly expand the notice requirements applicable to owners of more than a specified percentage of the Company’s stock; (iii) make several other minor clarifications to the Charter’s transfer and ownership restriction provisions; and (iv) clarify the 90% supermajority voting requirements currently in effect for the amendment of certain Charter provisions and eliminate that requirement for future amendments to the provisions of the REIT Protection Amendment. If the REIT Protection Amendment is adopted, future amendments to its provisions would require the affirmative vote of two-thirds of the outstanding shares of the common stock under Maryland law. The form of the REIT Protection Amendment, submitted here for consideration and approval by the Company’s stockholders, is attached hereto as Appendix A.

If the holders of common stock approve this proposal, Articles of Amendment containing the REIT Protection Amendment will be filed with the SDAT and the amendment of the Company’s Charter as described above (and as shown in full in Appendix A) will be effective upon the acceptance for record of the Articles of Amendment by the SDAT. Additionally, if the REIT Protection Amendment to the Charter becomes effective, it is anticipated that the Company will amend its bylaws to delete Article XI.

VOTE REQUIRED

The proxy holders named in the accompanying form of proxy will vote the shares represented by the proxy for approval of the REIT Protection Amendment, unless a contrary choice has been specified on the proxy. The affirmative vote of 90% of the outstanding shares of common stock of the Company is required for approval of the REIT Protection Amendment. Consequently, abstentions and broker non-votes will have the same effect as votes against the REIT Protection Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

APPROVAL OF THE REIT PROTECTION AMENDMENT

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the year ended December 31, 2006 with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures provided by the Company’s independent auditors required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

March [ ], 2007	Members of the Audit Committee
Keith P. Russell, Chairman David R. Banks
Robert D. Paulson
Jack D. Samuelson

ITEM 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has been selected by the Company’s Audit Committee to serve as the Company’s independent accountants for the calendar year ending December 31, 2007. Ernst & Young has been the Company’s independent accountants since March 2002.

Representatives of Ernst & Young will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees

The following table presents the aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for 2006 and 2005.

	2006	2005
(1) Audit Fees	$812,041	$718,000
(2) Audit-Related Fees(A)	47,876	—
(3) Tax Fees(B)	644,131	297,000
(4) All Other Fees	—	—

(A)	Principally fees related to determining the proper accounting treatment of proposed transactions.
(B)	Tax compliance services, including preparation of U.S. federal and state tax returns, review of acquisitions for potential real estate investment trust tax issues, review of the taxability of the Company’s dividends, estimated payments of taxes and tax examination assistance.

All audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter provides for the pre-approval of all audit and any non-audit service provided above a de minimis level from time to time established by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee so long as he presents any decisions made to the full Audit Committee at its next scheduled meeting.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young as the Company’s independent accountants. Abstentions and broker non-votes will be disregarded for purposes of determining the outcome of this matter. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2007.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2008 Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2008 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s bylaws. To be eligible for inclusion in the Proxy Statement, a stockholder proposal must be received by the Company’s Secretary no later than November [ ], 2007. Any such proposal should be mailed to: Nationwide Health Properties, Inc., 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660, Attn: Secretary.

Stockholders interested in presenting a proposal or nomination of a candidate for election as a director at the Company’s 2008 annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (i.e., a proposal to be presented at the annual meeting of stockholders in 2008 but not included in the Company’s Proxy Statement) must do so in accordance with the Company’s bylaws, and the nomination or proposal must be received by the Company’s Secretary no earlier than October [ ], 2007 and no later than November [ ], 2007 to be considered timely. Under the SEC’s proxy voting rules, the Company may exercise discretionary voting authority on stockholder proposals received after November [ ], 2007. Any such proposal should be mailed to: Nationwide Health Properties, Inc., 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660, Attn: Secretary.

New York Stock Exchange Certification. The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to the Company’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on May 22, 2006.

Proxy Solicitation Costs. The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers, employees and agents of the Company personally, by telephone, facsimile and other means. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses they incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged D.F. King & Co., Inc. as its proxy solicitor for a fee of approximately $7,500 to $12,500, plus out-of-pocket expenses.

By Order of the Board of Directors,

Douglas M. Pasquale President and Chief Executive Officer

March [    ], 2007

Appendix A

NATIONWIDE HEALTH PROPERTIES, INC.

REIT PROTECTION AMENDMENT

The Charter of the corporation is hereby further amended by deleting Section 4 of Article V and Section 1 of Article VI of the Articles of Incorporation (as heretofore amended) and inserting in lieu thereof the following:

“Article V, Section 4. This Section restricts the transfer and ownership of stock of the corporation for the purpose of preserving the corporation’s status as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), in accordance with the provisions contained under the numbered Section references appearing below.

Section 4.1 Definitions. For the purpose of this Section 4, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean, subject to adjustment pursuant to Section 4.2.8, not more than 9.9% of the outstanding shares of all classes of Capital Stock of the corporation, in value or in number of shares, whichever is more restrictive, and not more than 9.9% in value or in number of shares, whichever is more restrictive, of any class or series of Capital Stock of the corporation other than 7.677% Series A Cumulative Preferred Step-Up REIT Securities and 7.75% Series B Cumulative Convertible Preferred Stock.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 4.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 4.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 4.2.7 and, subject to adjustment pursuant to Section 4.2.7, the percentage limit established by the Board of Directors pursuant to Section 4.2.7.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 4.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 4.2.1(a) and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day on which the Board of Directors of the corporation determines that it is no longer in the best interests of the corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of, or the right to vote or receive dividends on, Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 4.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the corporation and a Prohibited Owner, that is appointed by the corporation to serve as trustee of the Trust.

Section 4.2 Capital Stock.

Section 4.2.1 Ownership Limitations. During the period prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall beneficially own (as determined under the principles of Section 856(a)(5) of the Code), Beneficially Own, or Constructively Own shares of Capital Stock to the extent that such beneficial ownership, Beneficial Ownership or Constructive Ownership of Capital Stock would result in the corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

(iii) No Person shall Transfer shares of Capital Stock to the extent that such Transfer would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code). Any such Transfer shall be void ab initio and the intended transferee shall acquire no rights in such Capital Stock.

(iv) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would cause the corporation to Constructively Own 10% or more of the ownership interests in a tenant of the corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs that, if effective, would result in any Person beneficially owning (as determined under the principles of Section 856(a)(5) of the Code), Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 4.2.1(a)(i) (ii) or (iv),

(i) then that number of shares of the Capital Stock the beneficial ownership (as determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 4.2.1(a)(i), (ii) or (iv) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 4.2.1(a)(i), (ii) or (iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 4.2.1(a)(i), (ii) or (iv) (rounded up to the nearest whole share) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 4.2.2 Remedies for Breach. If the Board of Directors of the corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer has taken place that results in a violation of Section 4.2.1 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership, or Constructive Ownership of any shares of Capital Stock in violation of Section 4.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, causing the corporation to redeem and purchase shares, refusing to give effect to such Transfer on the books of the corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer in violation of Section 4.2.1 shall automatically result in the transfer to the Trust described above, or, where applicable, such Transfer shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 4.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of shares of Capital Stock following a purported Transfer that was void ab initio or that will or may violate Section 4.2.1(a) or any Person who would have owned shares of Capital Stock following a purported Transfer that was void ab initio or that resulted in a transfer to the Trust pursuant to the provisions of Section 4.2.1(b) shall immediately give written notice to the corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the corporation such other information as the corporation may request in order to determine the effect, if any, of such Transfer on the corporation’s status as a REIT and/or to ensure compliance with the Aggregate Stock Ownership Limit.

Section 4.2.4 Owners Required To Provide Information. During the period prior to the Restriction Termination Date:

(a) every owner of 1% or more (or such lower or other percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the corporation stating the name and address of such owner, the number of shares of Capital Stock that are Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the corporation such additional information as the corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the corporation’s status as a REIT and/or to ensure compliance with the Aggregate Stock Ownership Limit and/or the Excepted Holder Limit, if any; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the corporation such information as the corporation may request, in good faith, in order to determine the corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and/or the Excepted Holder Limit, if any.

Section 4.2.5 Remedies Not Limited. Nothing contained in this Section 4.2 shall limit the authority of the Board of Directors of the corporation to take such other action as it deems necessary or advisable to protect the corporation and the interests of its stockholders in preserving the corporation’s status as a REIT.

Section 4.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.2, Section 4.3, or any definition contained in Section 4.1, the Board of Directors of the corporation shall have the power to determine the application of the provisions of this Section 4.2 or Section 4.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 4.2 or 4.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.1, 4.2 or 4.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.2.2) acquired beneficial ownership (as determined under the principles of Section 856(a)(5)), Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 4.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 4.2.7 Exceptions.

(a) Subject to Section 4.2.1(a)(ii), (iii) and (iv), the Board of Directors of the corporation, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the corporation to lose its status as a REIT;

(ii) such Person does not and represents that it will not Constructively Own an interest in a tenant of the corporation (or a tenant of any entity owned or controlled by the corporation) that would cause the corporation to Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate to ascertain this fact (for this purpose, a tenant from whom the corporation (or an entity owned or controlled by the corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the corporation, rent from such tenant would not adversely affect the corporation’s ability to qualify as a REIT shall not be treated as a tenant of the corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in Sections 4.2.1 through 4.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 4.2.1(b) and 4.3.

(b) Prior to granting any exemption pursuant to Section 4.2.7(a) or establishing or increasing any Excepted Holder Limit, the Board of Directors of the corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the corporation will not lose its status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or establishing or increasing any Excepted Holder Limit.

(c) Subject to Section 4.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and provided that the restrictions contained in Section 4.2.1(a) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the representations, covenants and undertakings obtained by the Board of Directors, and/or the conditions or restrictions imposed by the Board of Directors and/or the terms and conditions of any agreements entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit.

Section 4.2.8 Increase or Decrease in Aggregate Stock Ownership Limit. Subject to Section 4.2.1(a)(ii), the Board of Directors may from time to time increase or decrease the Aggregate Stock Ownership Limit; provided, however, that the decreased Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, but any further acquisition of Capital Stock in excess of such percentage ownership of Capital Stock will be in violation of the Aggregate Stock Ownership Limit and, provided further, that the new Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 4.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

REIT RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

Shares represented by this certificate are subject to Charter restrictions designed to preserve the corporation’s status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (“Code”). The restrictions prohibit and can render void beneficial ownership by any person of more than 9.9% of the number or value of any class or series of outstanding shares; no person may acquire beneficial ownership of shares that would cause the corporation to be “closely held” or transfer shares resulting in capital stock of the corporation being held by fewer than 100 persons under the Code; no person may have ownership of shares causing the corporation to constructively own 10% or more of the ownership interests in a tenant of the corporation’s real property under the Code. Shares purportedly held in violation of limits may be automatically transferred to a charitable trust. In addition, the corporation may exercise other remedies, including redemption of the shares, and may act to prevent violations. Persons attempting to violate limits must so notify the corporation. Holders of at least certain specified amounts of the value of the outstanding capital stock must report such ownership to the corporation annually. Other holders must provide information to the corporation upon request, to enable determination as to compliance with the REIT requirements and restrictions. The relevant Charter provisions will be provided to any holder of capital stock on request and without charge. Requests should be made to the Secretary at the corporation’s principal office.

Instead of the foregoing legend, the certificate may state that the corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 4.3 Transfer of Capital Stock in Trust.

Section 4.3.1 Ownership in Trust. Upon any purported Transfer described in Section 4.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer that results in the transfer to the Trust pursuant to Section 4.2.1(b). The Trustee shall be appointed by the corporation and shall be a Person unaffiliated with the corporation and each Prohibited Owner. Each Charitable Beneficiary shall be designated by the corporation as provided in Section 4.3.6.

Section 4.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in the Trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 4.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 4, until the corporation has received notification that shares of Capital Stock have been transferred into a Trust, the corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 4.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 4.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.3.3. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.3.4, such excess shall be paid to the Trustee upon demand.

Section 4.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (ii) the Market Price on the date the corporation, or its designee, accepts such offer. The corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 4.3.3. The corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 4.3.4. Upon such a sale to the corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 4.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 4.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 4.4 NYSE Transactions. Nothing in this Section 4 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.

Section 4.5 Enforcement. The corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 4.

Section 4.6 Non-Waiver. No delay or failure on the part of the corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 4.7 Severability. If any provision of this Section 4 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 4.8 REIT Qualification. For so long as the corporation elects to qualify as a REIT, the corporation shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve its status as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors may also determine that compliance with any restrictions or limitations on stock ownership and transfers set forth in this Section 4 is no longer required for REIT qualification.”

“Article VI, Section 1: Notwithstanding any of the provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or Bylaws of the corporation) the affirmative vote of the holders of at least 90% of the “voting stock” (as defined in Section 2(v) of Article V) of the corporation, voting together as a single class, shall be required to repeal or amend, or to adopt any provision inconsistent with, Section 2 or Section 3 of Article V.”

VOTE BY INTERNET OR TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/nhp • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	1-866-229-0664 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.Your internet or telephone vote must be received by 11:59 P.M., Eastern Time, on April 23, 2007 to be counted in the final tabulation. If you have submitted your proxy by telephone or internet there is no need for you to mail back your proxy card.

https://www.proxypush.com/nhp VISIT THE WEBSITE OR
1-866-229-0664 CALL TOLL-FREE TO VOTE

☐	Ú DETACH PROXY CARD HERE Ú

Please sign, date and return today in the enclosed envelope. This Proxy will not be used if you attend the meeting in person and so request.			☒ Votes MUST be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS								FOR	AGAINST	ABSTAIN
FOR each nominee listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote each nominee listed below	☐	*EXCEPTIONS		☐	4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the calendar year ending December 31, 2007.	☐	☐	☐

Nominees: David R. Banks, Douglas M. Pasquale and Jack D. Samuelson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)							In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.
*Exceptions

				FOR	AGAINST	ABSTAIN

2. Approve the Share Increase Amendment to amend the Company’s Charter to increase the number of authorized shares of common stock of the Company from 100,000,000 to 200,000,000 shares.				☐	☐	☐	To change your address, please mark this box.			☐

3.    Approve the REIT Protection Amendment to amend the Company’s Charter to augment, enhance and clarify Company stock ownership restrictions to protect the Company’s status as a real estate investment trust for U.S. federal income tax purposes.

				☐	☐	☐	To include any comments, please mark this box.			☐

SCAN LINE

NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

__________________________ ________________________________
Date Share Owner sign here Co-Owner sign here

NATIONWIDE HEALTH PROPERTIES, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Abdo H. Khoury, David E. Snyder and Don M. Pearson, and each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of Common Stock of Nationwide Health Properties, Inc. held of record by the undersigned on March 2, 2007, at the Annual Meeting of Stockholders to be held on April 24, 2007 and at any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR Item 1, FOR Item 2, FOR Item 3 and FOR Item 4.

If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

(Continued, and to be signed and dated, on the reverse side.)

NATIONWIDE HEALTH PROPERTIES, INC.

P.O. BOX 11378

NEW YORK, N.Y. 10203-0378